SUPERIOR ESSEX INC.
150 Interstate North Parkway
Atlanta, Georgia 30339

March 30, 2005

Dear Superior Essex Shareowner:

It is my pleasure to invite you to Superior Essex Inc.’s 2005 Annual Meeting of Shareowners. This year’s meeting will be held at The Westin Buckhead Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326, on May 3, 2005 at 1:00 p.m., Eastern Standard Time.

At this meeting, we will focus on the business items listed in the notice of the meeting, which follows on the next page. Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card and the Company’s 2004 Annual Report.

Your vote is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible by indicating your vote, and signing, dating and promptly returning the enclosed proxy card in the envelope provided. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

Thank you for your ongoing support of and continued interest in Superior Essex.

Sincerely,

Stephen M. Carter
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
OF SUPERIOR ESSEX INC.

TIME AND DATE:	1:00 p.m., Eastern Standard Time, May 3, 2005
PLACE:	The Westin Buckhead Atlanta 3391 Peachtree Road, N.E. Atlanta, Georgia 30326
BUSINESS TO BE CONDUCTED:	Consider and act on proposals to:
1. Elect five directors;
2. Authorize the Superior Essex Inc. 2005 Incentive Plan;
3. Authorize the Superior Essex Inc. 2005 Employee Stock Purchase Plan;
4. Amend the Company’s certificate of incorporation to increase the number of authorized members on the board of directors;
5. Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants; and
6. To consider any other business that may properly come before the meeting.
RECORD DATE:	Only those owners of shares of common stock of Superior Essex at the close of business on March 14, 2005 may vote at the meeting.
VOTING BY PROXY:
Please submit a proxy by mailing it in the enclosed envelope as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions, please refer to the Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

By order of the board of directors,
March 30, 2005	Barbara L. Blackford Executive Vice President, General Counsel and Secretary

QUESTIONS AND ANSWERS ABOUT THE PROXY INFORMATION
AND THE ANNUAL MEETING

Why am I receiving these materials?

The board of directors of Superior Essex Inc. (referred to throughout this Proxy statement as “Superior Essex,” “the Company,” “we” or “our”) is providing these materials to you and the Company’s other shareowners on or about March 28, 2005 in connection with our annual meeting of shareowners (the “meeting”), which will take place on May 3, 2005. SEC regulations require us to provide this proxy statement when we ask you to sign a proxy card appointing proxies to vote on your behalf.

What proposals will be voted on at the meeting?

There are five proposals that may be voted on at the meeting:

•	A proposal to elect five directors,

•	A proposal to authorize the Superior Essex Inc. 2005 Incentive Plan, or the 2005 Incentive Plan,

•	A proposal to authorize the Superior Essex Inc. 2005 Employee Stock Purchase Plan, or ESPP,

•	A proposal to amend the Company’s certificate of incorporation to increase the authorized number of directors from a maximum of 7 to a maximum of 15, and

•	A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants.

What are the Board recommendations?

In summary, the board of directors recommends a vote FOR each of these proposals.

What constitutes a quorum for purposes of the meeting?

The presence at the meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock of the Company constitutes a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareowners will be treated as present at the meeting for purposes of determining a quorum.

How many votes are needed to approve each item?

Election of Directors. The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect each director. Therefore, votes “withheld” for a director will not affect the outcome of this proposal.

Approval of the 2005 Incentive Plan. This proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on this proposal, provided that a quorum is present at the meeting. Therefore, abstentions will count as votes “against” this proposal, but broker non-votes will not affect the outcome of this proposal.

Approval of ESPP. This proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal, provided that a quorum is present at the meeting. Therefore, abstentions will count as votes “against” this proposal, but broker non-votes will not affect the outcome of this proposal.

Amendment of Certificate of Incorporation. This proposal requires the affirmative vote of more than 50% of our outstanding shares of common stock. Therefore, abstentions and broker non-votes will count as votes “against” this proposal.

Ratification of Independent Registered Public Accountants. This proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal, provided that a quorum is present at the meeting. Therefore, abstentions will count as votes “against” this proposal, but broker non-votes will not affect the outcome of this proposal.

Who is entitled to attend the meeting and vote?

All shareowners as of the close of business on March 14, 2005, which we refer to as the record date, will be entitled to vote in person or by proxy at the meeting.

What shares may I vote?

You may vote all shares you owned as of the record date. These include (a) shares owned directly in your name as shareowner of record, and (b) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

Most of our shareowners hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those beneficially owned.

Shareowners of Record. If our shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareowner of record with regard to those shares. As the shareowner of record, you have the right to grant your proxy directly to us to vote your shares on your behalf at the meeting or the right to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner. If you hold our shares in a stock brokerage account or through a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker, bank or nominee, which is considered the shareowner of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareowner of record (your broker, bank or nominee) giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use to direct your broker, bank or nominee how to vote these shares.

How do I vote?

(1)	By Mail — For shareowners of record, you may vote by mail by signing your proxy card and returning it in the enclosed envelope, and for beneficial owners, you may vote by signing the voting instruction card provided by your broker, bank or nominee and returning it as instructed by your broker, bank or nominee.

(2)	In Person — If you are a shareowner of record, you may vote in person at the meeting. Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy by mail so that your vote will be counted if you later decide not to attend the meeting. Shares beneficially owned may be voted in person only if you obtain a signed proxy from the shareowner of record (your broker, bank or nominee) giving you the right to vote the shares.

Can I change my vote?

You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attending the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you beneficially own, you may accomplish this by submitting new voting instructions to your broker, bank or nominee.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more nominees. If you are a shareowner of record and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors as follows:

•	FOR all of the nominees to our board of directors;

•	FOR the authorization of the 2005 Incentive Plan;

•	FOR the authorization of the ESPP;

•	FOR the amendment of the Company’s certificate of incorporation;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants; and

•	with respect to any other business that may come before the meeting, as determined by the designated proxies.

If you are a beneficial owner and you sign the voting instruction card sent to you by your broker with no further instruction, your shares will be counted in determining whether there is a quorum but will not be counted as votes cast on any matter. Further, your broker, bank or nominee will not have authority to vote without instruction from you with respect to the authorization of the 2005 Incentive Plan, the ESPP, the amendment to the certificate of incorporation or the ratification of the Company’s independent registered public accountants and will enter a broker non-vote on those items.

What does it mean if I receive more than one proxy card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Who will count the votes?

Darcy R. White, Esq., of Paul, Hastings, Janofsky & Walker LLP, will tabulate the votes and act as inspector of elections.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareowners are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Superior Essex or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote or (3) to facilitate a successful proxy solicitation by our board of directors. Occasionally, shareowners provide comments on their proxy card, which are then forwarded to Superior Essex management.

Where can I find the voting results of the meeting?

We will announce the preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for our second fiscal quarter of 2005.

What happens if additional proposals are presented at the meeting?

Other than the five proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the people named as proxy holder, Stephen M. Carter, our President and Chief Executive Officer, David Aldridge, our Chief Financial Officer, Executive Vice President and Treasurer and Barbara L. Blackford, our Executive Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the people named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

What shares are entitled to be voted?

Each share of our common stock outstanding as of the close of business on March 14, 2005, the record date, is entitled to one vote on all items being voted on at the annual meeting. On the record date, we had approximately 17,076,372 shares of common stock issued and outstanding.

Do I have cumulative voting rights or dissenters’ rights of appraisal?

No, you do not have the right to vote cumulatively in the election of directors and, under Delaware law, you do not have dissenters’ rights of appraisal in connection with the matters to be voted upon at the meeting.

Who will bear the costs of soliciting votes for the meeting?

We are making the solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to mailing and distributing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Furthermore, we have engaged Mellon Investor Services LLC to assist us in the solicitation of proxies, and we anticipate that the costs associated with this engagement will be approximately $8,500 plus costs and expenses incurred by Mellon Investor Services LLC. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareowners.

May I propose actions for consideration at next year’s annual meeting of shareowners or nominate individuals to serve as directors?

You may submit proposals for consideration at future shareowners meetings, including director nominations. For business to be considered at next year’s annual meeting, a shareowner must submit timely notice in writing to Barbara L. Blackford, Corporate Secretary, 150 Interstate North Parkway, Atlanta, GA 30339. For shareowner proposals to be included in the Company’s proxy statement for such meeting, such written notice must be received by our Secretary by the close of business on November 25, 2005. Thereafter, on or between January 3, 2006 and February 2, 2006, shareowner proposals may be submitted in accordance with our by-laws, but we are not required to include such proposals in our proxy materials.

Our by-laws include the specific requirements that must be included in any notice of business to be brought before the next annual meeting and are publicly available through our reports filed with the SEC or may be obtained from our Secretary, Barbara L. Blackford, upon request.

PROPOSAL 1: ELECTION OF DIRECTORS

We have a staggered board of directors with seven members. Our board is divided into three classes, as nearly equal in size as possible, with one class serving until the date of the first annual meeting of shareowners, one class serving until the date of the second annual meeting of shareowners and one class serving until the date of the third annual meeting of shareowners, and until their respective successors are duly elected and qualified. Upon the expiration of the term of office of each class of directors, the directors of that class or their successor will be elected for a term of three years. Messrs. Carter, Gounot and Guthrie were designated as Class I directors with terms expiring at the first annual meeting of shareowners in 2004, Messrs. Africk and Lewis were designated as Class II directors with terms expiring at the second annual meeting of shareowners in 2005 and Messrs. Haymon and Hines were designated as Class III directors with terms expiring at the third annual meeting of shareowners in 2006. Due to our recent formation, no annual meeting of shareowners was held in 2004. As a result, the election of both Class I and Class II directors is being considered at this meeting.

The following tables set forth information as to persons who serve as our Directors and executive officers:

Directors

Name	Age	Position	Director Term Expires
Stephen M. Carter	51	President, Chief Executive Officer and Director	2004
Denys Gounot	51	Director	2004
James F. Guthrie	60	Director	2004
Andrew D. Africk	38	Director	2005
Perry J. Lewis	67	Director	2005
Monte R. Haymon	67	Director	2006
Andrew P. Hines	65	Director	2006

Executive Officers

Name	Age	Position
David S. Aldridge	50	Executive Vice President, Chief Financial Officer and Treasurer
Barbara L. Blackford	48	Executive Vice President, General Counsel and Secretary
Justin F. Deedy	49	Executive Vice President and President, Communications Group
H. Patrick Jack	53	Executive Vice President and President, Essex Group, Inc.

Nominees for Director

The following information is provided with respect to the nominees for election as directors at the annual meeting.

Nominees to serve until Annual Meeting in 2007

Stephen M. Carter, age 51, has been our Chief Executive Officer since November 10, 2003 and our President since May 2004. Mr. Carter became a member of our board of directors upon assuming his role as Chief Executive Officer in November 2003. From July 2000, Mr. Carter was President and Chief Executive Officer of Cingular Wireless, a provider of wireless services. Mr. Carter has served in various positions with SBC Communications and its predecessor company, Southwestern Bell, including President and Chief Executive Officer of SBC Wireless, President of SBC Strategic and Special Markets and President/Chief Executive Officer of Southwestern Bell Telecom.

Denys Gounot, age 51, has been a member of our board of directors since November 10, 2003. Mr. Gounot has been a principal of DG Network, a strategic advisory firm, since 2003. Mr. Gounot has also held various positions as an officer with Lucent Technologies Inc., or Lucent, a provider of communications networks for communications service providers, including President of Lucent’s optical fiber division. Mr. Gounot also serves as a director of Rexel S. A., a French company publicly traded on the Paris Stock Exchange and an international leader in wholesaling of electrical, data and telecommunications products.

James F. Guthrie, age 60, has been a member of our board of directors since November 10, 2003. Mr. Guthrie has been an executive consultant, principally to early stage telecom technology enterprises, since 1999. Prior thereto Mr. Guthrie was, from 1995 to 1999, Executive Vice President and Chief Financial Officer of IXC Communications, Inc. (now Broadwing Communications), a network based communications services provider, from 1993 to 1995, Vice President and Chief Financial Officer of The Times Mirror Company, and, from 1982 to 1993, Senior Vice President and Chief Financial Officer of Times Mirror Cable Television, Inc.

Nominees to serve until Annual Meeting in 2008

Andrew D. Africk, age 38, has been a member of our board of directors since November 10, 2003. Mr. Africk is a senior partner of Apollo Management, L.P., a private equity fund manager, where he has been employed since 1992. Mr. Africk is also a director of SkyTerra Communications, Inc., a provider of satellite and communications services.

Perry J. Lewis, age 67, has been a member of our board of directors since November 10, 2003. Mr. Lewis has been advisory director of CRT Capital Group LLC, an institutional securities research and brokerage firm, since 2001. From 2000 to 2001, Mr. Lewis was Senior Managing Director of Heartland Industrial Partners, a leveraged buyout firm, and was a founder and, from 1980 to 2001, partner of Morgan, Lewis, Githens & Ahn, an investment banking and leveraged buyout firm. Mr. Lewis is also a director of Clear Channel Communications, Inc., a diversified media company.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREOWNERS VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR.

Continuing Directors

The following information is provided with respect to our continuing directors who are not standing for election as directors at the annual meeting.

Directors serving until Annual Meeting in 2006

Monte R. Haymon, age 67, has been a member of our board of directors since November 10, 2003 and has been our non-executive Chairman of the Board since January 2004. Mr. Haymon was Chairman of the Board from January 2002 until his retirement in December 2002, and President and Chief Executive Officer from 1995 to January 2002, and is currently a director, of Sappi Fine Paper North America, a manufacturer of coated and specialty paper products. Mr. Haymon is also a director of Agfa-Gevaert, a solutions provider for the imaging industry listed on the Brussels and Frankfurt Stock Exchanges.

Andrew P. Hines, age 65, has been a member of our board of directors since November 10, 2003. Mr. Hines has been a principal of Hines and Associates, a strategic senior management consulting firm, since 2000. Prior thereto, Mr. Hines was Executive Vice President and Chief Financial Officer from October 2000 to October 2001 of Ardent Communications, Inc. (f/k/a CAIS Internet), a provider of broadband access and bundled data services, which filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in October 2001. Mr. Hines was Executive Vice President and Chief Financial Officer from October 1997 to February 2000, and Executive Vice President, Strategic Planning and Business Development from February 2000 to June 2000, of Outboard Marine Corporation, a manufacturer of recreational boats and marine engines, which filed a voluntary Chapter 11 petition in December 2000. Mr. Hines is a director of Copperweld Corporation, a privately held producer of steel tubular products, and New World Pasta, Inc., a privately held dry pasta manufacturer that has recently emerged from bankruptcy. Mr. Hines has sought opportunities with and has significant experience with companies that are on the verge of or have just emerged from bankruptcy. Our board of directors has determined that Mr. Hines, who is a member of our audit committee, is an “audit committee financial expert,” as defined by Securities and Exchange Commission (the “SEC”) rules and also satisfies the SEC’s and the Nasdaq Stock Market’s independence requirements for members of audit committees.

Executive Officers

The following information is provided with respect to our executive officers, other than Mr. Carter who is referenced above.

David S. Aldridge, age 50, has been our Executive Vice President since March 2004 and our Chief Financial Officer and Treasurer since November 10, 2003. Mr. Aldridge was Chief Financial Officer and Treasurer of Superior TeleCom from 1996 to November 9, 2003 and Chief Restructuring Officer of Superior TeleCom from January 2003 to November 9, 2003. Mr. Aldridge was Chief Financial Officer of The Alpine Group, Inc. from November 1993 to May 2003 and Treasurer of The Alpine Group, Inc. from January 1994 through April 2001.

Barbara L. Blackford, age 48, has been our Executive Vice President, General Counsel and Secretary since April 14, 2004. From September 2000 to March 2004, Ms. Blackford was Vice President, General Counsel and Secretary of Airgate PCS, Inc., a PCS Affiliate of Sprint, and iPCS, Inc., a wholly owned subsidiary of Airgate PCS, Inc. iPCS, Inc. filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in February 2003. From October 1997 to September 2000, Ms. Blackford was Associate General Counsel and Assistant Secretary at Monsanto Company, serving in a variety of roles, including as head of the corporate securities and mergers and acquisitions law groups and General Counsel of Cereon Genomics. Prior to joining Monsanto Company, Ms. Blackford was a partner with the private law firm Long Aldridge & Norman LLP (now known as McKenna Long & Aldridge LLP) in Atlanta, Georgia and spent twelve years with the law firm Kutak Rock.

Justin F. Deedy, Jr., age 49, has been our Executive Vice President and President of our Communications Group since November 10, 2003. Mr. Deedy was Executive Vice President of Superior TeleCom and President of Superior TeleCom’s subsidiary that comprised its communications cable segment from June 1999 to November 9, 2003. Prior thereto, Mr. Deedy was Senior Vice President of Superior TeleCom from July 1996 to June 1999 and President of Superior TeleCom’s wholly owned subsidiary, Superior Telecommunications Inc., from July 1993 to December 1999, when Superior Telecommunications Inc. was merged with and into another wholly owned subsidiary of Superior TeleCom as part of an internal reorganization.

H. Patrick Jack, age 53, has been our Executive Vice President since March 2004 and President of our subsidiary, Essex Group Inc., that comprises the magnet wire and distribution segment since November 10, 2003. Mr. Jack was President of Superior TeleCom’s subsidiary that comprised its magnet wire and distribution segment from August 2002 to November 9, 2003. Prior thereto, Mr. Jack was a consultant to a successor company of Aristech Chemical Corporation, a chemicals and plastics business, from January 2002 to March 2002, and President and Chief Operating Officer of Aristech from 1998 to 2002.

Information Regarding Board of Directors and Committees

Corporate Governance

We believe sound governance principles are essential to maintaining the confidence of investors. We also believe sound governance principles are vital in securing the trust of other key stakeholders and interested parties — including customers, employees, recruits, suppliers, vendors, government officials and the communities in which we do business. Our corporate governance policies establish a framework for the proper operation of our Company, consistent with our shareowners’ best interests and the requirements of law.

We are committed to rigorously and diligently exercising our oversight responsibilities throughout the Company, managing our affairs consistent with the highest principles of business ethics and meeting or exceeding the corporate governance requirements of both federal law and NASDAQ. The steps we have taken to fulfill this commitment include:

•	Our board has adopted clear corporate governance principles;

•	The charters of our standing board committees — the audit committee, the governance and nominating committee and the compensation committee — clearly establish their respective roles and responsibilities;

•	A significant majority (2/3rds) of our board members are required to be independent of Superior Essex and its management — with standards for independence that are more stringent than NASDAQ requirements;

•	We have an independent board chair;

•	All members of our board committees are independent;

•	The independent members of our board meet regularly without the presence of management;

•	Our board has established an annual self-evaluation process;

•	We have adopted a code of ethics and our compliance officer oversees our compliance program and reports on the program to our governance and nominating committee;

•	We have a hotline available to employees and others to report potential issues and our audit committee has procedures in place for anonymous reporting of accounting, internal controls or auditing matters;

•	We have adopted a policy to provide shareowners a vehicle to communicate directly with our board;

•	We have adopted a process for evaluating director nominees; and

•	Our Internal audit function maintains a key role in overseeing our business and financial processes and controls and has direct access to and oversight from our audit committee.

These measures are embodied in our Governance Principles, our committee charters and Code of Ethics and Business Conduct, which may be accessed on our website, www.superioressex.com. Please note that the information on our website is not incorporated by reference in this proxy statement.

Board Meetings and Committees; Board Chair

Board Chair

On January 27, 2004, the board of directors elected Mr. Haymon to serve as independent chair of the board. Key responsibilities of the chair include:

•	chairing meetings of the board of directors;

•	chairing sessions of the independent directors;

•	establishing an agenda for each board of directors meeting after considering the recommendations of management and input from other directors;

•	overseeing processes for providing members of the board of directors with information about the condition of the Company, its businesses and the environment in which it operates; and

•	facilitating and encouraging constructive and useful communication between management and the board of directors.

Mr. Haymon also serves as a chair of our governance and nominating committee. In such capacity, he oversees the review, administration and monitoring of our corporate governance principles.

Board Meetings

During 2004, there were eight meetings of the board of directors and a total of eighteen meetings of the committees of the board of directors. With the exception of three directors who missed one of these board or committee meetings, all incumbent directors attended all of the meetings of the board and of the board committees on which they served.

As a general matter, members of the board of directors are expected to attend the Company’s annual meetings, but no annual meeting was held in 2004.

Audit Committee

Our board has adopted a written charter for its audit committee and a copy of that charter is attached to this Proxy as Appendix B and is also available on our website at www.superioressex.com. The audit committee charter requires that the committee be comprised of at least three directors, each of whom is independent and meets certain experience and financial literacy requirements under the Securities Exchange Act and as mandated by the rules and regulations of the Nasdaq Stock Market (“Nasdaq”) and the SEC. At least one member of the audit committee must be an “audit committee financial expert” as defined by the SEC. The board of directors of the Company determined that during the 2004 fiscal year each of the audit committee members, Messrs. Hines (chair), Gounot and Guthrie, were independent and met the requisite experience and financial literacy requirements discussed above. As of February 1, 2005, the Company entered into a consulting arrangement with a company owned by Mr. Gounot which led to the board of directors’ determination that Mr. Gounot was no longer independent. As a result, Mr. Haymon was named to replace Mr. Gounot as a member of the audit committee as of February 1, 2005. The board has determined that Mr. Haymon is independent and meets the requisite experience and financial literacy requirements discussed above. In addition, our board has determined that Mr. Hines is an “audit committee financial expert.”

The audit committee oversees:

•	our accounting and financial reporting processes;

•	audits of the Company’s financial statements; and

•	those aspects of risk management and legal and regulatory compliance monitoring processes which may impact the Company’s financial condition and reporting.

The audit committee held ten meetings during fiscal year 2004.

Compensation Committee

Our board has adopted a written charter for its compensation committee and a copy of that charter is available on our website at www.superioressex.com. The compensation committee charter requires that the committee consist of at least two directors, each of whom is an “Independent Director” as defined in our governance principles. Our board of directors has determined that each of the members of the compensation committee, Messrs. Africk (chair), Haymon and Lewis, is such an “Independent Director.”

The compensation committee:

•	has the authority and responsibility of establishing an executive compensation strategy that appropriately rewards executive officers, aligns the interests of executive officers and shareowners and motivates executive officers to achieve the Company’s objectives;

•	recommends and administers executive compensation plans, programs and arrangements including review and approval of corporate goals and objectives relevant to executive officers, including the Chief Executive Officer;

•	reviews, recommends and administers equity-based compensation plans, subject to board and shareowner approval, and has authority to make equity awards to employees other than executive officers;

•	has the authority and responsibility of reviewing and recommending to the board of directors employment, severance and other similar agreements and arrangements for the Chief Executive Officer and approving such agreements and arrangements for other executive officers; and

•	discharges the Board’s fiduciary responsibilities under the Employee Retirement Income Security Act.

The compensation committee held seven meetings during fiscal year 2004.

Governance and Nominating Committee

Our board has adopted a written charter for its governance and nominating committee and a copy of that charter is available on our website at www.superioressex.com. The governance and nominating committee charter requires that the committee consist of at least two directors, each of whom is an “Independent Director” as defined in our governance principles. Our board of directors has determined that each of the members of the governance and nominating committee, Messrs. Haymon (chair), Africk and Lewis, is such an “Independent Director.” The members of the governance and nominating committee have also been determined by the board of directors to be “independent” under the Nasdaq rules and regulations.

The governance and nominating committee is responsible for:

•	identifying and recommending nominees for election and re-election to the board and recommending candidates for appointment to committees of the board;

•	reviewing and making recommendations to the board regarding principles of corporate governance, administering and monitoring such principles and performing a leadership role in shaping our corporate governance; and

•	establishing and administering processes to evaluate board, committee and director effectiveness.

The policy for the consideration of director candidates recommended by shareowners is described below under “Process for Evaluating Director Candidates.”

Our governance and nominating committee is also responsible for reviewing the Company’s governance practices and evaluating the charters of the standing committees of the board of directors on an annual basis. Based on such review, the committee is to recommend necessary changes.

The governance and nominating committee held one meeting during fiscal year 2004.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, none of the members of the compensation committee had any relationships with the Company or another entity that require disclosure under the proxy rules and regulations promulgated by the SEC as compensation committee interlocks or insider (employee) participation during the period covered by this Proxy statement.

Compensation of Directors

The following table provides information regarding cash compensation and reimbursement practices for non-employee directors, as well as the range of compensation paid to non-employee directors who served during fiscal 2004. Effective November 10, 2004, certain changes were made in the compensation plan for non-employee directors. This table reflects the revised information as indicated.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE
FOR FISCAL 2004

Annual retainer	$40,000(1)
Board chair additional retainer	$65,000
Meeting fees	$2,000(2)
Audit committee meeting fee for audit committee chair	$5,000(2)
Compensation committee meeting fee for compensation committee chair	$3,000(2)
Reimbursement for expenses	Yes
Range of compensation earned by directors (for the year)	$68,000–$126,000

(1)	Prior to November 10, 2004, the annual retainer was $35,000 and non-employee directors received an additional retainer of $5,000 for board committee service.

(2)	Effective November 10, 2004, a lower fee of one-half the regular fee was established for teleconference meetings of two hours or less.

Non-Employee Director Compensation Prior to November 10, 2004

Annual Retainer Fees.    All non-employee directors received an annual board retainer fee of $35,000 and an annual retainer fee of $5,000 for board committee service. Our board chair was paid an additional annual retainer of $65,000.

Meeting Fees.    Non-employee directors also received $2,000 for each meeting of the board or of a committee of the board attended (with the audit committee chair receiving $5,000 for each meeting of the audit committee attended and the compensation committee chair receiving $3,000 for each meeting of the compensation committee attended) and were reimbursed for their expenses for each meeting attended.

Equity.    Non-employee directors also received annual awards of stock options or restricted stock under our stock incentive plan. The initial grant to our non-employee directors was in the form of non-qualified stock options to purchase 7,000 shares of our common stock at an exercise price of $10 per share, which was the value assigned to our common stock as of the effective date of the plan of reorganization. The initial stock options granted to non-employee directors vest in equal annual installments over a three year period with the first installment vesting on November 10, 2004. In addition, upon becoming chair of our board, Mr. Haymon was granted a stock option to purchase 30,500 shares of our common stock with an exercise price of $10 per share. Mr. Haymon’s stock option vests in equal annual installments over a three year period with the first installment vesting on November 10, 2004. Our 2003 Stock Incentive Plan currently provides that up to a maximum of 183,333 shares of our common stock (subject to adjustment to reflect changes in capitalization) may be issued to non-employee directors and prospective non-employee directors.

Non-Employee Director Compensation Effective November 10, 2004

2004 Non-Employee Director Compensation Plan.    Effective November 10, 2004, our board of directors adopted a formal director compensation plan. The compensation under this plan is generally the same as the plan in effect prior to November 10, 2004 except that:

(i)	annual board and committee retainer fees are combined into a single fee of $40,000,

(ii)	a lower meeting fee is provided for meetings by teleconference of 2 hours or less (one-half the regular meeting fee) and

(iii)	a plan year was established extending from one annual meeting of shareowners to the next annual meeting. The plan provides a grant of 2,500 shares of restricted stock for the period from November 10, 2004 to the 2005 annual meeting of shareowners, and a grant of 5,000 shares of restricted stock for the plan year beginning after the 2005 annual meeting of shareowners. Annual awards thereafter are determined by our compensation committee.

Communicating with Our Directors

Any shareowner who desires to contact the independent members of our board of directors may do so by sending an email to board.of.directors@spsx.com or writing to the independent directors in c/o Corporate Secretary, 150 Interstate North Parkway, Atlanta, Georgia 30339. The Secretary will distribute any such communications to the board of directors, or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication.

Process for Evaluating Directors

Our governance and nominating committee will consider written proposals from shareowners for director candidates so long as such proposal is submitted in accordance with the provisions of the Company’s by-laws for submission of shareowner proposals. The committee will follow the same procedures and use the same criteria in evaluating candidates recommended by shareowners as it does those identified by the committee or the board of directors.

In determining candidates to recommend to the full board of directors for nomination, the committee will consider the following qualities:

•	the highest ethics, integrity and values;

•	an outstanding personal and professional reputation;

•	professional experience that adds to the mix of the board of directors as a whole;

•	the ability to exercise independent business judgment;

•	freedom from conflicts of interest;

•	demonstrated leadership skills; and

•	the willingness and ability to devote the time necessary to perform the duties and responsibilities of a director.

In evaluating director candidates, the committee will evaluate each individual in the context of the board of directors as a whole and will apply the criteria it deems appropriate, including, but not limited to the following:

•	whether the candidate possesses the qualities described above;

•	whether the candidate qualifies as an independent director under the Company’s guidelines and the rules and regulations of the SEC and Nasdaq;

•	the extent to which the candidate contributes to the diversity of the board in terms of background, specialized experience, age, sex and race;

•	the candidate’s management experience in complex organizations and experience in dealing with complex business problems;

•	the extent of the candidate’s experience at a strategy- or policy-setting level in business, government, education, technology or public interest organization;

•	the candidate’s past or current service on the board of directors of public or private companies, charitable organizations and community organizations or in roles dealing with such boards;

•	the candidate’s familiarity with issues affecting the Company’s businesses;

•	the candidate’s other commitments, such as employment and other board positions;

•	whether the candidate would qualify under the Company’s governance principles for membership on a committee of the board of directors; and

•	the candidate’s ability to advance constructive debate and a collaborative culture.

Following a discussion of a candidate’s attributes, and taking into consideration the information gathered during the evaluation process and the needs of the board of directors and the Company at the time, the governance and nominating committee will decide whether to recommend a potential nominee to the board of directors for election or re-election. Final selection of a nominee recommended by the committee is determined by the full board.

PROPOSAL 2: AUTHORIZE 2005 INCENTIVE PLAN

On March 14, 2005, our board of directors adopted, subject to shareowner approval at the meeting, the Superior Essex Inc. 2005 Incentive Plan (the “2005 Incentive Plan”). The 2005 Incentive Plan will become effective as of the date it is approved by the shareowners.

The Company currently maintains the 2003 Stock Incentive Plan (the “2003 Plan”). Under the 2003 Plan, stock options and other awards with respect to an aggregate of approximately 1,437,444 shares of the Company’s common stock were outstanding as of March 1, 2005, and approximately 395,889 shares of common stock were available for future awards. If the shareowners approve the 2005 Incentive Plan, future equity grants to its employees, officers, directors and consultants will be made from the 2005 Incentive Plan, and the Company will not grant any additional awards under the 2003 Plan.

As of March 1, 2005, there were approximately 3,000 of the Company’s employees, officers, directors and consultants eligible to participate in the 2005 Incentive Plan.

The following table presents certain information as of March 1, 2005 with respect to the 2003 Plan, and reflects the additional shares proposed to be made available for awards upon adoption of the 2005 Incentive Plan. Under the proposal, any shares available for grants under the 2003 Plan would be transferred to the 2005 Incentive Plan upon adoption of the 2005 Incentive Plan.

2003 Stock Incentive Plan
Awards Outstanding	1,437,444
Shares Available for Grants	395,889
Total	1,833,333
2005 Incentive Plan
Additional Shares Available for Grants	500,000
Total	2,333,333

A summary of the 2005 Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the 2005 Incentive Plan, which is attached to this proxy statement as Appendix C.

Summary of the 2005 Incentive Plan

Purpose.    The purpose of the 2005 Incentive Plan is to focus management on business performance that creates shareowner value, encourage innovative approaches to the business of the Company, reward for results, encourage ownership of Company common stock by management and encourage taking appropriate risks with an opportunity for higher reward.

Permissible Awards.    The 2005 Incentive Plan authorizes the granting of awards in any of the following forms:

•	market-priced options to purchase shares of common stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code (the “Code”);

•	stock appreciation rights, which give the holder the right to receive, in cash or stock, the difference between the fair market value per share of common stock on the date of exercise over the fair market value per share of common stock on the date of grant;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the compensation committee;

•	restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance criteria;

•	deferred stock units, which represent the vested right to receive shares of common stock (or an equivalent value in cash or other property) in the future;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	dividend and interest equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to, in the case of dividend equivalents, any dividends paid on the shares of stock underlying an award, or, in the case of interest equivalents, a stated rate of return on the value of an outstanding award;

•	other stock-based awards in the discretion of the compensation committee, including unrestricted stock grants; and

•	purely cash-based awards.

Shares Available for Awards.    Subject to adjustment as provided in the 2005 Incentive Plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2005 Incentive Plan is 500,000, plus a number of additional shares equal to the number of shares of common stock remaining available for issuance pursuant to the 2003 Plan (395,889 as of March 1,2005) and shares underlying awards currently outstanding under the 2003 Plan that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of shares of common stock that may be issued upon the exercise of incentive stock options granted under the 2005 Incentive Plan is 500,000.

Limitations on Awards.    The maximum number of shares of common stock that may be covered by options and stock appreciation rights granted under the 2005 Incentive Plan to any one person during any one calendar year is 300,000. The maximum aggregate grant with respect to awards of restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards under the 2005 Incentive Plan (other than options or SARs) that may be granted to any one person during any one calendar year is 300,000. The aggregate maximum dollar value of any performance-based cash award or other cash-based award that may be paid to any one participant during any one calendar year under the 2005 Incentive Plan is $3,000,000.

Administration.    The 2005 Incentive Plan will be administered by the compensation committee. The compensation committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2005 Incentive Plan; and make all other decisions and determinations that may be required under the 2005 Incentive Plan. The board of directors may at any time administer the 2005 Incentive Plan. If it does so, it will have all the powers of the compensation committee under the 2005 Incentive Plan.

Awards to Non-Employee Directors.    Awards granted to the Company’s non-employee directors will be made only in accordance with the terms, conditions and parameters of the Company’s Director Compensation Plan, or any successor plan, program or policy for the compensation of non-employee directors as in effect from time to time, and the compensation committee may not make discretionary grants under the 2005 Incentive Plan to non-employee directors.

Performance Goals.    All options and stock appreciation rights granted under the 2005 Incentive Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The compensation committee may designate any other award granted under the 2005 Incentive Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the compensation committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, affiliate, department or function within the Company or an affiliate or any combination thereof:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Planning accuracy (as measured by comparing planned results to actual results)

The compensation committee must establish such goals within the first quarter of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the compensation committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.

Limitations on Transfer; Beneficiaries.    No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order. Notwithstanding the foregoing, the compensation committee may, but need not, permit other transfers where the compensation committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to qualify as such, and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable awards. A participant may, in the manner determined by the compensation committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events.    Unless otherwise provided in an award certificate, if a participant’s service terminates by reason of death, disability or retirement, all of such participant’s outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully exercisable, all time-based vesting restrictions on his or her outstanding awards will lapse, and the target payout opportunities attainable under such participant’s outstanding performance-based equity awards will be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there will be a pro rata payout in cash or equity, as appropriate, to the participant or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination. In addition, the compensation committee may determine that any performance-based criteria with respect to cash awards held by such person will be deemed wholly or partially satisfied as of the date of death, disability or retirement.

Unless otherwise provided in an award certificate or employment or other similar agreement, upon the termination of a participant’s employment without cause or by the participant for good reason within six (6) months after a change in control of the Company, all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully exercisable, all time-based vesting restrictions on outstanding awards will lapse, and the target payout opportunities attainable under all outstanding performance based awards will be deemed to have been fully earned based upon an assumed achievement of all relevant performance goals at the “target” level and there will be a pro rata payout in cash or equity, as appropriate, to such participants within thirty (30) days following the date of termination of employment based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.

In addition, the compensation committee may, in its sole discretion at any time, determine that upon a participant’s termination of service or upon the occurrence of a change in control, all or a portion of a participant’s options, SARs and other awards in the nature of rights that may be exercised will become fully or partially exercisable, that all or a part of the restrictions on all or a portion of a participant’s outstanding awards will lapse, and/or that any performance-based criteria with respect to any awards held by a participant will be deemed to be wholly or partially satisfied, in each case, as of such date as the compensation committee may, in it sole discretion declare. The compensation committee may discriminate among participants or among awards in exercising such discretion.

Adjustments.    In the event of a stock split, a dividend payable in shares of common stock, or a combination or consolidation of the common stock into a lesser number of shares, the share authorization limits under the 2005 Incentive Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the plan will be adjusted proportionately, and the compensation committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment.    The board of directors or the compensation committee may, at any time and from time to time, terminate or amend the 2005 Incentive Plan, but if an amendment to the 2005 Incentive Plan would materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable, expand the types of awards that may be granted, materially expand the class of eligible participants, materially extend the term of the 2005 Incentive Plan or otherwise constitute a material change requiring shareowner approval under applicable listing requirements or laws, then such amendment will be subject to shareowner approval. In addition, the board of directors or the compensation committee may condition any amendment on the approval the shareowners for any other reason. No termination or amendment of the 2005 Incentive Plan may adversely affect any award previously granted without the written consent of the participant.

The compensation committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareowners, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing.    As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareowners. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s shareowners.

Certain Federal Tax Effects

Nonstatutory Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2005 Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.    There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of the later of two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.    A participant receiving a stock appreciation right under the 2005 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted. Upon receipt of shares of cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A.    It is intended that options, stock appreciation rights, restricted stock awards and stock unit awards granted under the 2005 Incentive Plan will be exempt from the application of Code Section 409A. If any award is structured in a way that would cause Code Section 409A to apply and if the requirements of 409A are not met, the taxable events as described above could apply earlier than described above and could result in the imposition of additional taxes and penalties.

Benefits to Named Executive Officers and Others

To date, no awards had been granted under the 2005 Incentive Plan. Awards will be made at the discretion of the compensation committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2005 Incentive Plan in the future.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREOWNERS VOTE “FOR” THE APPROVAL OF THE SUPERIOR ESSEX INC. 2005 INCENTIVE PLAN.

PROPOSAL 3: AUTHORIZE 2005 EMPLOYEE STOCK PURCHASE PLAN

On March 14, 2005, the board of directors adopted, the Superior Essex Inc. 2005 Employee Stock Purchase Plan (the “ESPP”). Assuming shareowner approval at the meeting, the ESPP will become effective on July 1, 2005.

A summary of the ESPP is set forth below. This summary is qualified in its entirety by the full text of the ESPP, which is attached to this proxy statement as Appendix D.

Summary of the ESPP

Purpose.    The purpose of the ESPP is to enhance the proprietary interest, through ownership of common stock of the Company, among the employees of the Company and its subsidiaries designated by the Company as eligible to participate in the ESPP.

Administration.    The ESPP is administered by the compensation committee. Subject to the express provisions of the ESPP, the compensation committee has authority to interpret and construe the provisions of the ESPP, to adopt rules and regulations for administering the ESPP, and to make all other determinations necessary or advisable for administering the ESPP. The compensation committee will select from time to time an administrator to operate and perform the day-to-day administration of the ESPP and maintain records of the ESPP.

Stock Subject to the ESPP.    A maximum of 150,000 shares of common stock will be made available for purchase by participants under the ESPP, subject to appropriate adjustment for mergers, consolidations, reorganizations, stock dividends, stock splits, or other changes in the Company’s capitalization. If an option granted under the ESPP expires or terminates for any reason without having been exercised in whole or part, the shares subject to such option that are not purchased shall again be available for subsequent option grants under the ESPP. The shares issuable under the ESPP may be issued out of authorized but unissued shares or may be shares issued and later acquired by the Company.

Eligibility; Grant and Exercise of Options.    All employees of the Company and its participating subsidiaries who are regularly scheduled to work at least 20 hours each week and at least five months each calendar year are eligible to participate in the ESPP. As of March 1, 2005, there were approximately 3,000 persons eligible to participate in the ESPP.

An eligible employee may elect to become a participant in the ESPP by filing with the ESPP administrator a request form which authorizes a regular payroll deduction from the employee’s paycheck. Purchase periods are initially the three-month periods beginning January 1, April 1, July 1 and October 1 of each year during which options to purchase common stock are outstanding under the ESPP. The length of purchase periods may be changed by the compensation committee, but may not exceed twenty-four (24) months. A participant’s payroll deduction must be in whole dollar amount ($10 minimum) or percentage up to a maximum of twenty percent (20%) of such participant’s regular base wages, excluding overtime, bonuses and incentive pay. All payment to the ESPP must be by payroll deduction; lump sum cash contributions or payments are not permitted.

A book account will be established for each participant, to which the participant’s payroll deductions will be credited, until these amounts are either withdrawn, distributed or used to purchase common stock, as described below. No interest will be credited on these cash amounts.

On the first day of each purchase period each eligible employee is granted a non-transferable option to purchase on the last day of the purchase period, at the price described below, the number of full shares of common stock which the cash credited to the participant’s account at that time will purchase at the applicable purchase price. An employee may not be granted an option for a purchase period if immediately after the grant, he or she would own five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. A participant cannot receive options that, in combination with options under other plans qualified under Section 423 of the Code, would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000. The maximum number of shares of common stock that may be purchased under the ESPP by any participant during any one purchase period is 5,000 shares.

Unless the cash credited to a participant’s account is withdrawn or distributed, his or her option to purchase shares of common stock will be deemed to have been exercised automatically on the last date of the purchase period. Upon such exercise, whole shares of common stock will be purchased on behalf of the participant using the accumulated payroll deductions in his or her account as of such date. The purchase price will be 95% of the fair market value of the common stock on the last day of the purchase period. Since the shares will be purchased at less than market value, employees will receive a benefit from participating in the ESPP.

No Employment Rights.    Neither the establishment of the ESPP, nor the grant of any options thereunder, nor the exercise thereof will be deemed to give to any employee the right to be retained in the employ of the Company or any of its subsidiaries or to interfere with the right of the Company or any such subsidiary to discharge any employee or otherwise modify the employment relationship at any time.

Withdrawal.    A participant may withdraw from the ESPP at any time before, during or after a purchase period. If a participating employee becomes ineligible to participate in the ESPP for any reason, his or her participation in the ESPP will automatically cease. In either case, upon a participant’s withdrawal from the ESPP, the Company will cease payroll deductions, and any payroll deductions that may have accumulated in the current purchase period will be refunded as soon as practicable, without interest. Such participant may not participate in the ESPP until the beginning of the second purchase period following the one from which he or she discontinued participation.

Termination of Employment.    If a participant terminates employment, his or her participation in the ESPP will automatically end on the date of termination of employment, and any payroll deductions that have accumulated will be returned to the participant (or his or her beneficiary in the case of the participant’s death) as soon as practicable, without interest.

Amendment and Termination.    The ESPP will continue in effect for a period of ten years unless earlier terminated by the compensation committee. The committee may amend, suspend, or discontinue the ESPP at any time, but no amendment will be made without shareowner approval if such approval is required under applicable law or Nasdaq rules. Amendments to change the number of shares reserved for issuance under the ESPP or to decrease the purchase price may only be made with shareowner approval.

Federal Income Tax Consequences to the Company and to Participants

The ESPP is designed to qualify as an employee stock purchase plan under Section 423 of the Code. The following is a general summary of the federal income tax consequences regarding the ESPP, based on federal tax laws and regulations as in effect on March 1, 2005. The tax consequences of participating in the ESPP may vary with respect to individual situations. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the ESPP as to both federal and state income tax considerations.

The grant or exercise of purchase rights under the ESPP will have no tax impact on the participant or the Company. If a participant disposes of common stock acquired under the ESPP after at least two years from the first day of the applicable purchase period and one year from the date of purchase of the shares, the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount equal to the lesser of

(1) the original 5% discount on the share, or (2) the participant’s actual gain (the excess of the fair market value of the share of common stock on the day of disposition over the price paid for the share). If a participant holds common stock at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied. The Company will not be allowed a tax deduction if the holding period requirements are satisfied. If a participant disposes of common stock before the holding period is satisfied, the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount equal to the original 5% discount, and any additional gain will be treated as long-term or short-term capital gain. The Company will be allowed a tax deduction equal to the amount of ordinary income recognized by the participant.

Benefits to Named Executive Officers and Others

Participation in the ESPP is voluntary. Consequently, it is not presently possible to determine either the benefits or amounts that will be received by any person or group pursuant to the ESPP, or that would have been received if the ESPP had been in effect during the last fiscal year.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREOWNERS VOTE “FOR” THE APPROVAL OF THE SUPERIOR ESSEX INC. 2005 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4: AUTHORIZE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

On March 14, 2005, our board of directors approved a proposal to amend our Amended and Restated Certificate of Incorporation (the “Certificate”), subject to shareowner approval. A description of the proposal is set forth below. The description is a summary only and is qualified in its entirety by reference to the text of the Amendment to the Certificate (the “Amendment”). The Amendment will be substantially as set forth in Appendix E to this Proxy statement.

According to Article Seventh, Section 1(a) of the Certificate, the number of members comprising our entire board of directors may not be less than one or more than seven. Our board of directors has approved and adopted the Amendment, which, if it is approved by our shareowners, would allow the board of directors to determine the authorized number of directors from time to time. However, the Amendment would require that our board have at least one, but no more than fifteen members at any time.

The Company’s board of directors currently consists of seven directors divided into three classes, each serving three year terms: Class I, consisting of three members; Class II, consisting of two members; and Class III, consisting of two members. At each annual meeting, nominees of only a single class are to stand for election to the classified board. The proposed Amendment will not change the classification of the board and will not effect the term of the current members. If and when the number of directors is increased pursuant to the provisions of the Amendment, the new members will be allocated to the three classes so that all the classes will continue to be as close to equal in number as possible.

The board has determined that it may be desirable at some future date to increase or decrease the authorized number of directors under certain circumstances, but believes that it will not be necessary to expand the number beyond fifteen. In its present form, the Certificate does not allow for expanding the board beyond seven other than by amendment of the Certificate. As a result, the board has unanimously adopted the Amendment and recommends it for your approval. The Amendment will provide the board additional flexibility in setting the number of directors annually to meet the Company’s needs. If the Amendment is approved by shareowners, the Certificate, as amended, will authorize a classified board of one to fifteen members, as determined from time to time by our board of directors, subject to the limitation that no contraction of the board could shorten the unexpired term of an incumbent director.

If our shareowners approve the Amendment, it will become effective upon its filing with the Secretary of State of the State of Delaware. Assuming the shareowners approve the Amendment, we intend to file the Amendment as soon as practicable after the meeting.

Our bylaws contain similar provisions limiting the number of directors to seven. If the Amendment is approved by our shareowners, our board of directors will approve a substantially similar amendment of the bylaws. Shareowner approval of such bylaws amendment is not required.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREOWNERS VOTE “FOR” THE AMENDMENT OF THE CERTIFICATE TO CHANGE THE AUTHORIZED NUMBER OF DIRECTORS COMPRISING THE BOARD OF DIRECTORS.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our common stock that may be issued under our equity compensation plans as of December 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	—		—		—
Equity compensation plans not approved by security holders(2)	888,750	(1)	$10.52	(1)	395,889
Total	888,750				395,889

(1)	Excludes shares of restricted stock awarded as follows: (a) 330,000 shares of restricted stock awarded to our Chief Executive Officer pursuant to his employment contract and the 2003 Plan; (b) 150,000 shares of restricted stock awarded to our executive vice presidents pursuant to their respective employment agreements and the 2003 Plan; (c) 15,000 shares of restricted stock awarded to our directors pursuant to the 2003 Plan; and (d) 53,694 shares of restricted stock awarded to various members of management of the Company pursuant to the 2003 Plan.

(2)	In connection with the plan of reorganization of our predecessor Superior Telecom, Inc., we adopted the 2003 Plan, pursuant to which a committee of our board of directors may grant stock options or restricted stock awards to employees, non-employee directors and certain service providers. The 2003 Plan authorizes grants of awards or options to purchase up to 1,833,333 shares of authorized but unissued common stock, stock held in treasury or both. Stock options can be granted with an exercise price less than, equal to or greater than the stock’s fair market value at the date of grant. The term of stock options granted shall not exceed 10 years. The 2003 Plan was described in the disclosure statement provided in connection with the plan of reorganization and was part of the plan of reorganization approved by all voting classes of creditors and by the bankruptcy court, but was not separately approved by shareowners following formation of the Company.

COMPENSATION COMMITTEE REPORT

In fiscal year 2004, the compensation committee’s basic responsibilities with respect to executive compensation included: (a) encouraging achievement of Company objectives through Company compensation policies, programs and guidelines, including an appropriate mix of fixed compensation and variable compensation which rewards performance against objectives; (b) establishing compensation policies, programs and guidelines designed to attract, retain and motivate qualified executive officers through an overall level of compensation opportunity that is competitive, and discharging of the board of directors’ responsibilities relating to compensation of the Company’s executive officers; and (c) providing strategic review of Company compensation, benefits and human resources policies and objectives.

The compensation committee believes that the caliber and motivation of its employees, and the leadership of the CEO and executive officers, are critical factors to our ability to create investor value.

Compensation Components and Process

Background.    On March 3, 2003, our predecessor, Superior Telecom Inc. and certain of its subsidiaries, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. Superior Telecom decided to file a reorganization proceeding because it had been experiencing continued liquidity shortfalls, which hampered its ability to meet debt service requirements on its long-term debt. These shortfalls were primarily a result of Superior TeleCom’s leverage, combined with the overall global economic downturn and specific industry conditions, including reduced demand levels in the communications and magnet wire sectors caused by, among other things, substantial spending reductions by the regional Bell operating companies, sometimes referred to as RBOCs, and independent telephone operating companies. In accordance with a plan of reorganization approved by the bankruptcy court, on November 10, 2003, we acquired the business formerly conducted by Superior TeleCom and its subsidiaries.

During the reorganization process, Superior TeleCom put in place a Key Employee Retention Plan to retain the services of key executives during the bankruptcy process and following emergence from bankruptcy. These executives included our executive officers described below, other than our Chief Executive Officer and our General Counsel, who joined us on or after November 10, 2003. Our assumption of the Key Employee Retention Plan was approved by the required constituencies, including secured creditors who received shares of our common stock as a part of the plan of reorganization. In addition, as part of the plan of reorganization, letter agreements were approved with our executive vice presidents which required us to enter into employment agreements and set threshold levels of base pay, target bonus level and equity incentive awards.

In addition to retaining these executives, we recruited other new key executives, including Stephen M. Carter, our Chief Executive Officer, and Barbara L. Blackford, our General Counsel.

Our initial priorities following the plan of reorganization were to retain and recruit superior leadership and to motivate that leadership to achieve financial and non-financial objectives which we believe are necessary to create investor value. As a result, we reviewed the key terms of the employment arrangements with our Chief Executive Officer and executive vice presidents, including base pay, bonus and equity awards. In the course of this review, we sought the advice and input of both an outside compensation consultant and management.

Compensation Policy.    Apart from the retention bonuses paid under the Key Employee Retention Plan put in place in connection with the plan of reorganization, the elements of compensation for executives consist of three key elements: (1) base salary, (2) performance based annual incentive awards and (3) equity-based incentive awards. Our general philosophy is that total cash compensation should vary with the Company’s performance against established financial and non-financial objectives, that equity compensation should align the interests of our executives with those of our shareowners and that our senior executives should have a significant level of variability and risk in their compensation levels.

Based on our review, we decided that total compensation paid in fiscal year 2004 was appropriate to achieve our priorities.

Base Salary.    We reviewed the base salaries established for fiscal year 2004 and 2005 against pay levels for comparable positions at other comparable companies.

On February 23, 2005, the committee approved annual base salary increases for the named executive officers, which include certain increases to compensate such officers for a reduction in other benefits previously provided. The following chart shows the new salary levels giving effect to these increases.

Name	Salary
Stephen M. Carter	$650,000
David S. Aldridge	383,000
Justin F. Deedy	321,000
H. Patrick Jack	321,000
Barbara L. Blackford	270,000

Annual Incentive Awards.    For fiscal year 2004, we determined that adjusted EBITDA was the most important and critical financial performance objective, and set bonus awards based on level of performance against that objective and to a lesser extent, performance against individual objectives.

For fiscal year 2005, the committee has determined that, in general, bonus awards are to be earned based on the officer’s target bonus percentage (a percentage of such officer’s current base salary) and the extent to which the Company and/or such officer’s business unit meets certain established goals. The financial objective established for the bonus plan for fiscal year 2005 is the level of adjusted EBITDA as reported in the Company’s earnings releases compared to certain target levels of adjusted EBITDA established by the Committee. For fiscal year 2005, Stephen M. Carter was given a target bonus percentage of 100% and the remaining named executive officers were given a target bonus percentage of 50%. The committee also has the discretion to reduce any such bonus based on the officer’s performance and contribution to the Company.

The committee also established a special incentive pool for fiscal year 2005, funded from one percent of adjusted EBITDA. Subject to certain limitations on the percentage of the pool paid to a single participant, the committee may make awards from the special incentive pool within its sole discretion, or make no awards from the special incentive pool.

Equity-Based Incentive Awards.    The goal of our equity-based incentive awards is to align the interests of executives with shareowners and to provide each executive with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Long-term equity awards made to attract and retain our Chief Executive Officer in 2004 consisted of time-vested restricted stock. Long-term equity awards made to our executive vice-presidents in 2004 consisted of options and in the case of those executives with the Company prior to 2004, performance based restricted stock. With respect to our executives who were with the Company upon emergence from the reorganization, these awards were designed to be a significant “staking” grant, consistent with practices for companies emerging from reorganization.

CEO Compensation

The annual base salary for Mr. Carter for 2004 ($600,000) was established under Mr. Carter’s employment agreement dated November 10, 2003. The employment agreement provides that Mr. Carter’s base salary will be reviewed by our board of directors annually. In 2004, the compensation committee deferred review of Mr. Carter’s base salary until results for 2004 were completed. Based upon such review, Mr. Carter’s base salary was increased to $650,000, retroactive to November 10, 2004.

As provided in the employment agreement, in February 2004, we issued 330,000 shares of time-vested restricted common stock to Mr. Carter. Subject to Mr. Carter’s continued employment with us, this restricted stock will vest with respect to 12.5% of such shares at the end of each six-month period that occurs during the period commencing on the effective date of the plan of reorganization and ending on the fourth anniversary of that date. Upon a change in control, the restricted stock will be fully vested. In addition, if we terminate Mr. Carter without “cause” or Mr. Carter terminates for “good reason,” the restricted stock will vest with respect to a pro rata portion of the shares that would have become vested if he had remained employed by us through the next vesting date.

Mr. Carter’s employment agreement provides for an annual bonus based upon the achievement of performance targets established by our compensation committee, with a target annual bonus of 50% of his then base salary. As with other executives, for 2004, the key financial performance target was publicly announced adjusted EBITDA. With respect to Mr. Carter specifically, the committee also considered the performance of the Company overall against its 2004 business plan. The compensation committee approved an annual bonus award to Mr. Carter of $600,000.

As discussed above, Mr. Carter’s target annual bonus will be 100% of his base salary for fiscal year 2005.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits our ability to deduct annual compensation in excess of $1 million paid to any of our top executive officers. This limitation generally does not apply to compensation based on performance goals if certain requirements are met. The compensation committee has considered the effect of Section 162(m) on the Company’s executive compensation program in developing its policy with respect to the deductibility of the Company’s executive compensation. It is the committee’s position that in administering the “performance-based” portion of the Company’s executive compensation program, it will attempt to satisfy the requirements for deductibility under Section 162(m). However, the committee believes that it needs to retain the flexibility to exercise its judgment in assessing an executive’s performance and that the total compensation system for executive officers should be managed in accordance with the objectives outlined in this report and in the best overall interests of the Company’s shareowners. Should the requirements for deductibility under Section 162(m) conflict with our executive compensation philosophy or with what the committee believes to be in the best interests of the shareowners, the committee will act in accordance with its executive compensation philosophy and in the best interests of the shareowners, notwithstanding the effect of such action on deductibility for any given year.

As a result, in 2004, retention and recruitment of key employees was paramount to the requirements of 162(m). All annual compensation of executives in 2004 was subject to the Section 162(m) limits on deductibility.

Compensation Committee

Andy D. Africk, Chair
Monte R. Haymon
Perry Lewis

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the years ended December 31, 2004, 2003 and 2002 with respect to compensation earned by or paid to our Chief Executive Officer and each of our four most highly compensated executive officers other than the Chief Executive Officer by us or our predecessor, Superior TeleCom Inc.

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation(1)		Restricted Stock		Securities Underlying Options	Other Compensation
Stephen M. Carter	2004	$600,000	$600,000 (regular bonus)		—		—		—	$6,231	(9)
President and Chief	2003	$ 80,769	$85,069		—		$3,300,000	(7)	—	—
Executive Officer	2002	—	—		—		—		—	—

David S. Aldridge	2004	$356,827	$350,000 (regular bonus)		—		$650,000	(8)	150,000	$8,200	(9)
Chief Financial Officer			$144,900 (KERP payment)
	2003(2)	$331,549	$386,400	(4)	—		—		—	—
	2002(3)	$290,000	—		—		—		—	—

Justin F. Deedy, Jr.	2004	$295,685	$291,000 (regular bonus)		—		$650,000	(8)	150,000	$8,200	(9)
EVP and President,			$100,401 (KERP payment)
Communications	2003(2)	$288,053	$267,736	(4)	—		—		—	$5,893	(9)
Segment	2002(3)	$279,600	—		—		—		—	$11,823	(10)

H. Patrick Jack	2004	$295,289	$205,000 (regular bonus)		$180,607	(6)	$687,500	(8)	150,000	$1,385	(9)
EVP and President,			$61,875 (KERP payment)
Magnet Wire Segment	2003(2)	$272,140	$165,000	(4)	—		—		—	—
	2002(3)	$114,585	$75,000	(5)	—		—		—	—

Barbara Blackford	2004(11)	$177,885	$125,000 (regular bonus)		—		—		45,000	$4,914	(9)
Executive Vice	2003	—	—		—		—		—	—
President, General	2002	—	—		—		—		—	—
Counsel and Secretary

(1)	Other Annual Compensation excludes perquisites that do not exceed the lesser of 10% of annual salary and bonus or $50,000. For more information, see “Valuation of Perquisites” and “Agreements with Executive Officers” below.

(2)	Represents compensation paid by us from November 10, 2003 through December 31, 2003, and compensation paid by Superior TeleCom from January 1, 2003 through November 9, 2003.

(3)	Represents compensation paid by Superior TeleCom.

(4)	Represents payments under the Key Employee Retention Plan.

(5)	Represents a special one-time sign-on bonus paid to Mr. Jack in connection with his commencing employment, which was subject to repayment in certain circumstances.

(6)	Represents payment of the following: (i) auto allowance and expenses of $15,041; (ii) financial advisory service fees of $3,000; (iii) country club dues of $5,532; and (iv) relocation expenses of $157,034, including a fee paid to a third party for services connected with the sale of his home based on a fee of 15.89% of the final selling price.

(7)	Represents the grant, pursuant to the terms of Mr. Carter’s employment agreement, of 330,000 shares of restricted common stock valued at $10 per share. Based on the closing price of $18.80 of our common stock on December 31, 2004, the aggregate value of such shares of restricted common stock as of that date was $6,204,000.

(8)	Represents the grant of 50,000 shares each of restricted common stock valued at the closing price on the date of grant. Subject to continued employment, the restricted stock vests after 7 years with earlier vesting after 3 years if the Company stock price exceeds certain specified thresholds for a period of 20 consecutive trading days. Based on the closing price of $18.80 of our common stock on December 31, 2004, the aggregate value of such shares of restricted common stock as of that date was $940,000.

(9)	Represents 401(k) matching payments made by the Company on behalf of the named executive officers.

(10)	Represents: (i) $2,817 in 401(k) matching payments made by the Company on behalf of Mr. Deedy; and (ii) the contractual forgiveness, in the amount of $9,006, of loans to Mr. Deedy for certain fringe benefits made prior to the effective date of the Sarbanes Oxley Act of 2002.

(11)	Ms. Blackford joined the Company in April, 2004.

Valuation of Perquisites

For fiscal year 2004, we provided our executives certain perquisites, which are described under “Agreements with Executive Officers.” Other than as detailed in the Summary Compensation Table above, the aggregate value of these benefits for each of the named executive officers did not exceed the lesser of $50,000 or 10% of his or her annual salary and bonus in 2004, 2003 or 2002.

Effective March 1, 2005 and as part of the modification of the named executive’s employment agreements, certain perquisites provided to our executive officers were eliminated. Following these modifications, the reimbursement for medical expenses, country club membership and auto expenses were eliminated and expenses for financial planning and counseling were capped.

Stock Option Grants During Year Ended December 31, 2004

Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation
Name	Number of Securities Underlying Options/ SARs Granted	% of Total Options/ SARs Granted to Employees During Fiscal 2004	Exercise Price or Base Price ($/sh)	Market Price on Grant Date	Expiration Date	0% ($)	5% ($)	10% ($)
Stephen M. Carter	—	—	—	—	—	—	—	—
David S. Aldridge	150,000	17.7%	$10.00	$13.00	3/15/2014	$450,000	$1,676,345	$3,557,798
Justin F. Deedy, Jr.	150,000	17.7%	$10.00	$13.00	3/15/2014	$450,000	$1,676,345	$3,557,798
H. Patrick Jack	150,000	17.7%	$10.00	$13.75	3/5/2014	$562,500	$1,859,595	$3,849,594
Barbara L. Blackford	45,000	5.3%	$14.40	$14.40	5/3/2014	$0	$407,524	$1,032,745

Aggregated Option Exercises and Year-End Option Values

			Number of Securities Underlying Unexercised Option/SARs (#)		Value of Unexercised In-the-money Options/SARs ($)
Name	Shares Acquired On Exercised	Value Realized	Exercisable	Unexercisable	Exercisable	Unexerciable
Stephen M. Carter	—	—	—	—	—	—
David S. Aldridge	—	—	50,000	100,000	$440,000	$880,000
Justin F. Deedy	—	—	50,000	100,000	440,000	880,000
H. Patrick Jack	—	—	50,000	100,000	440,000	880,000
Barbara L Blackford	—	—	—	45,000	—	198,000

SENIOR EXECUTIVE RETIREMENT PLAN

In July 2004, our board of directors approved the adoption of a senior executive retirement plan (SERP), an unfunded, non-qualified defined benefit retirement plan, naming each of the named executive officers and certain other key executives as participants. Under the SERP, subject to vesting as described below, executives are eligible to receive an annual retirement benefit based on a specified percentage of the executive’s final average compensation multiplied by the executive’s years of service with us after November 10, 2003. The specified percentage used to determine an executive’s benefit varies by benefit class: for Mr. Carter, the specified percentage is 2.5% and for Messrs. Aldridge, Deedy and Jack and Ms. Blackford, the specified percentage is 2.0%. Benefits under the SERP are reduced if benefits commence prior to normal retirement age, other than benefits paid as a result of an executive’s disability. Benefits under the SERP are not reduced for Social Security or other offset amounts.

Each of the participating executives will become fully vested in their accrued benefit under the SERP after four years of service commencing on November 10, 2003 or upon the occurrence of a change in control. Messrs. Carter, Aldridge, Deedy and Jack will also become fully vested in their accrued benefit under the SERP if they die or become disabled while an employee of the Company.

Certain features of the SERP will be amended prior to December 31, 2005 to avoid negative tax consequences as a result of recent legislation affecting deferred compensation arrangements and additional guidance from the Internal Revenue Service relating to such legislation. These features relate primarily to the timing of payments under the SERP and the executives’ ability to make certain elections as to the form of payment.

The Pension Plan Table below sets forth the estimated annual benefits payable under the SERP upon retirement of a named executive officer at normal retirement age (age 62), computed on the basis of a straight life annuity form of payment, for specified remuneration levels and years of service.

PENSION PLAN TABLE(1)

		Years of Credited Service
Final Average Compensation(2)	Class	5	10	15	20	25	30
$250,000	A	$31,250	$62,500	$93,750	$125,000	$156,250	$187,500
	B	25,000	50,000	75,000	100,000	125,000	150,000
$300,000	A	37,500	75,000	112,500	150,000	187,500	225,000
	B	30,000	60,000	90,000	120,000	150,000	180,000
$350,000	A	43,750	87,500	131,250	175,000	218,750	262,500
	B	35,000	70,000	105,000	140,000	175,000	210,000
$400,000	A	50,000	100,000	150,000	200,000	250,000	300,000
	B	40,000	80,000	120,000	160,000	200,000	240,000
$450,000	A	56,250	112,500	168,750	225,000	281,250	337,500
	B	45,000	90,000	135,000	180,000	225,000	270,000
$500,000	A	62,500	125,000	187,500	250,000	312,500	375,000
	B	50,000	100,000	150,000	200,000	250,000	300,000
$550,000	A	68,750	137,500	206,250	275,000	343,750	412,500
	B	55,000	110,000	165,000	220,000	275,000	330,000
$600,000	A	75,000	150,000	225,000	300,000	375,000	450,000
	B	60,000	120,000	180,000	240,000	300,000	360,000
$700,000	A	87,500	175,000	262,500	350,000	437,500	525,000
	B	70,000	140,000	210,000	280,000	350,000	420,000
$800,000	A	100,000	200,000	300,000	400,000	500,000	600,000
	B	80,000	160,000	240,000	320,000	400,000	480,000
$900,000	A	112,500	225,000	337,500	450,000	562,500	675,000
	B	90,000	180,000	270,000	360,000	450,000	540,000
$1,000,000	A	125,000	250,000	375,000	500,000	625,000	750,000
	B	100,000	200,000	300,000	400,000	500,000	600,000

(1)	Mr. Carter is eligible to receive the benefits set forth for benefit class A, Messrs. Aldridge, Deedy and Jack and Ms. Blackford are eligible to receive the benefits set forth for benefit class B.

(2)	Final average compensation is the annual average of an executive’s compensation earned while designated as a participant in the SERP for the three-highest paid years out of the last five calendar years (excluding amounts received prior to November 10, 2003) prior to the executive’s retirement or other termination of employment with the Company. Compensation means an executive’s annual base salary and actual short term bonus earned as an employee from the Company, including any amounts reduced pursuant to a salary reduction agreement. Compensation does not include any other compensation, including, without limitation, commissions, overtime pay, severance pay, incentive compensation, benefits paid under any tax-qualified plan, any group medical, dental or other welfare benefit plan, amounts realized upon the exercise of a stock option or vesting of restricted stock, noncash compensation, fringe benefits (cash and noncash), reimbursements or other expense allowances, moving expenses, retention payments or any other additional compensation. All salary and bonus reported in the Summary Compensation Table is included in the calculation of final average earnings. Other elements of compensation reported in the Summary Compensation Table or referred to in the footnotes to that table are not included in the calculation of final average earnings.
Had the named executive officers in the Summary Compensation Table retired as of December 31, 2004, they would not have been eligible to receive any final average compensation at that time as their benefits would not have been vested.

(3)	Other than Ms. Blackford, as of December 31, 2004, each of the named executive officers has been credited with 1.167 years of service. For purposes of calculating the accrued benefit under the plan, Messrs. Carter, Aldridge, Deedy and Jack will be treated as having accrued an additional five years of service if they remain continuously employed by the Company through November 10, 2008.

Agreements with Executive Officers

The compensation committee has approved in principle certain proposed amendments to our employment agreements with Messrs. Carter, Aldridge, Deedy and Jack, and Ms. Blackford, in order to provide more uniform treatment in the case of the executive’s termination of employment following a change in control of the Company or in the absence of a change in control, to generally reduce the level of perquisites paid by the Company, to update the restrictive covenants, to modify target bonuses for certain executives and to make certain other changes. The final documentation of such amendments would be subject to approval and consent of the individual executives and the chair of the compensation committee. For example, if approved, the proposed amended agreements will provide that if the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” within one year following a change in control of the Company, the executive will receive a severance payment equal to two times the sum of his or her base salary plus his or her target bonus, the executive’s outstanding equity awards will become fully vested, his or her outstanding stock options will remain exercisable for up to one year, and the Company will continue to provide health and welfare benefits for up to one year after termination. The amended agreements, if approved, will also provide that if the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” before a change in control or more than one year after a change in control, the executive will receive a severance payment equal to one times (or two times in the case of Mr. Carter) his or her base salary, plus a pro rata bonus earned through the date of termination, if any, based on performance against target for the portion of the year prior to the date of termination, and the Company will continue to provide health benefits for one year after termination. Vesting of equity awards in those circumstances would be at the discretion of the Committee, except that performance-based equity awards will be vested to the extent that performance targets have already been met, regardless of whether service requirements have been satisfied.

The following describes the existing employment agreements, prior to giving effect to these amendments:

Employment Agreement with Mr. Carter.    Stephen M. Carter serves as our Chief Executive Officer under an employment agreement dated November 10, 2003. The employment agreement with Mr. Carter is for an initial four-year term and, thereafter, the term automatically extends for additional one-year periods unless either we or

Mr. Carter provides the other 90 days’ prior written notice before the end of any term that the term will not be extended. The employment agreement may also be terminated at any time by us with or without “cause” (as defined in the employment agreement) or on account of Mr. Carter’s disability, by Mr. Carter with or without “good reason” (as defined in the employment agreement) and automatically upon Mr. Carter’s death. An election by us not to extend the agreement is treated as a termination by Mr. Carter for “good reason.”

During the employment term, Mr. Carter will receive an annual base salary of at least $600,000, which base salary will be reviewed by our board of directors and compensation committee annually, and an annual bonus based upon the achievement of performance targets, with a target annual bonus of 50% of his then base salary. In addition, pursuant to his employment agreement, Mr. Carter receives certain perquisites from the Company as described in the section below entitled “Officer Perquisites.” If we terminate Mr. Carter without “cause” or Mr. Carter terminates for “good reason,” Mr. Carter will be entitled to receive continued payment of his base salary for 12 months following the date of termination (less any other severance or similar termination benefits payable under our plans, programs or arrangements). Pursuant to the employment agreement, in February 2004, we issued to Mr. Carter 330,000 shares of restricted common stock. Subject to Mr. Carter’s continued employment with us, this restricted stock will vest with respect to 12.5% of such shares at the end of each six-month period that occurs during the period commencing on the effective date of the plan of reorganization and ending on the fourth anniversary of that date. Upon a change in control, the restricted stock will be fully vested. In addition, if we terminate Mr. Carter without “cause” or Mr. Carter terminates for “good reason,” restricted stock will vest with respect to a pro rata portion of the shares that would have become vested if he had remained employed by us through the next vesting date.

We have also agreed to indemnify Mr. Carter to the fullest extent permitted by applicable law against all liabilities incurred as a result of his providing services for us, whether such liabilities occur during or following the employment term. We have also agreed to cover Mr. Carter under a directors’ and officers’ liability insurance policy both during and, while potential liability exists, after the employment term that is no less favorable than the policy covering our other directors and senior officers.

Employment Agreements with Messrs. Aldridge, Deedy and Jack.    In March, 2004, we also entered into employment agreements with each of David S. Aldridge, Justin F. Deedy and H. Patrick Jack. The employment agreements provide that each of the executives will be an Executive Vice President of Superior Essex. In addition, Mr. Aldridge will be our Chief Financial Officer, Mr. Deedy will be the President of Superior Essex Communications and Mr. Jack will be the President of Essex Group.

The employment agreements are for an initial three-year term and, thereafter, the term automatically extends for an additional one-year period unless either we or the executive provides the other 90 days’ prior written notice before the end of any term that the term will not be extended. The employment agreement may also be terminated at any time by us with or without “cause” (as defined in the employment agreement) or on account of the executive’s disability, by the executive with or without “good reason” (as defined in the employment agreement) and automatically upon the executive’s death. An election by us not to extend the agreement is treated as a termination by the executive for “good reason.” During the employment term, Mr. Aldridge will receive an annual base salary of at least $360,000 and Messrs. Deedy and Jack will each receive an annual base salary of at least $300,000, which base salary will be reviewed by our board of directors and compensation committee annually. Each of the executives is also eligible for an annual bonus based upon the achievement of certain performance targets, with a target annual bonus of 50% of their then base salary. In addition, pursuant to their employment agreements, the executives receive certain perquisites from the Company as described in the section below entitled “Officer Perquisites.”

If we terminate an executive without “cause” or if an executive terminates for “good reason,” the executive will be entitled to receive: (1) a lump sum payment equal to the executive’s then base annual salary, (2) if the termination occurs after June 30th in any calendar year, a lump sum payment equal to a pro rata portion of the executive’s annual bonus for the performance year in which the termination occurs if, as of the date of termination, the applicable performance targets are met for the portion of the year during which the executive was employed; and (3) continued health and welfare benefits for 12 months following the date of termination. If we terminate an executive without “cause” or if an executive terminates for “good reason” during the one year period following a “change in control” (as defined in the 2003 Plan), the executive will be entitled to receive (1) a lump sum payment equal to two times the executive’s then annual base salary, and (2) continued health and welfare benefits for 12 months following the date of termination. Any severance payable under the employment agreement is reduced by any other severance or similar termination benefits payable under our plans, programs or arrangements.

Pursuant to the employment agreements, in March 2004, we issued a non-qualified stock option to each of Messrs. Aldridge, Deedy and Jack to purchase 150,000 shares of common stock of Superior Essex at $10 per share which vests in equal annual installments on each of November 10, 2004, November 10, 2005 and November 10, 2006, provided the executive is employed on each vesting date (subject to earlier termination upon certain events). Shares acquired by exercising the stock option may not be sold prior to the first anniversary of the execution of the employment agreement or, if earlier, the date the executive’s employment terminates.

In addition, pursuant to the employment agreements, in May 2004, we issued the executives 50,000 shares of restricted common stock of Superior Essex. Subject to the executive’s continued employment with us, this restricted stock vests on November 10, 2006 for certain shares if the target trading price has been achieved for at least any 20 consecutive trading day period. In the event that all or some of the target trading prices are not achieved, the restricted stock will vest on November 10, 2010, provided that the executive is employed through such vesting date, unless we decide to accelerate the vesting. The target trading prices are $17.50, $22.50 and $28.50 for each one-third of the shares subject to the award.

If a change in control occurs and (1) the executive does not receive, within 90 days of the change in control, a written offer of employment from the acquiror or successor providing for employment following the change in control on substantially the same terms and conditions as set forth in the employment agreement, (2) the Company is no longer a reporting company based on its common stock being publicly traded, or (3) the executive’s employment is terminated during the one-year period commencing on the change in control by us without “cause” or by the executive for “good reason,” then any unvested portion of the stock option granted pursuant to the employment agreement held by the executive will be fully vested and exercisable and any unvested portion of the restricted stock for which the applicable target trading price requirement has been satisfied prior to the change in control will be fully vested.

We have also agreed to indemnify the executives to the fullest extent permitted by applicable law against all liabilities incurred as a result of the executive’s providing services for us, whether such liabilities occur during or following the employment term. We have also agreed to cover the executives under a directors’ and officers’ liability insurance policy both during and, while potential liability exists, after the employment term that is no less favorable than the policy covering our other directors and senior officers.

Employment Agreement with Ms. Blackford.    On February 26, 2004, we entered into a letter agreement with Ms. Blackford related to her employment with the Company. The letter agreement provides that Ms. Blackford will be the Executive Vice President, General Counsel and Secretary of the Company.

The letter agreement provides for the “at will” employment of Ms. Blackford by the Company and may be terminated at any time with or without “cause” (as defined in the letter agreement) or with or without “good reason” (as defined in the letter agreement). While employed by the Company, Ms. Blackford is entitled to an annual base salary of $250,000, which salary will be subject to increase after being reviewed annually by the board of directors and compensation committee. In addition, Ms. Blackford is eligible for an annual bonus based on the achievement of performance targets and goals, with a target annual bonus of 40% of her then base salary. In addition, pursuant to her employment agreement, Ms. Blackford receives certain perquisites from the Company as described in the section below entitled “Officer Perquisites.”

If we terminate Ms. Blackford without “cause” or if she terminates for “good reason,” Ms. Blackford will be entitled to receive a lump sum cash payment equal to her then base annual salary and continued health and welfare benefits for 12 months following termination. Pursuant to the letter agreement, in May of 2004, we granted Ms. Blackford a non-qualified stock option to purchase 45,000 shares of the Company’s common stock at an exercise price equal to the fair market value on the date of such grant. The shares subject to her option will vest in equal amounts on the first, second and third anniversaries of the grant date.

If a change of control occurs and (1) Ms. Blackford does not receive, within 90 days of the change in control, a written offer of employment from the acquiror or successor providing for employment following the change in control on substantially the same terms and conditions as set forth in her letter agreement, (2) the Company is no longer a reporting company based on its common stock being publicly traded, or (3) Ms. Blackford’s employment is terminated during the one-year period commencing on the change in control by us without “cause” or by her for “good reason,” then any unvested portion of the stock option granted pursuant to the letter agreement will be fully vested and exercisable.

Officer Perquisites.    Under the employment agreements, our executives are entitled to certain perquisites including reimbursement for the first $10,000 of medical expenses and/or medical insurance premiums not covered by the Company medical insurance plans, a monthly taxable car allowance of between $1,000 and $1,500 (as well as reimbursement for reasonable auto expenses), reasonable dues for one country club membership and reasonable expenses incurred for financial planning and counseling. Two of the named executives are also provided premiums for disability insurance, consistent with the past practice of the Company, and Mr. Jack is entitled to certain relocation benefits. Effective as of March 1, 2005, certain of these perquisites were eliminated for each of the named officers, including reimbursement for medical expenses and/or insurance premiums, payment of country club membership dues and auto expenses. The Company’s payment of financial planning and counseling expenses was also capped at $7,500 per year.

Compensation Under Plans.    Messrs. Aldridge, Deedy and Jack were designated as participants in the Key Employee Retention Plan (KERP) implemented by our predecessor, Superior TeleCom, as part of its plan of reorganization and assumed by us. The executives were entitled to and received retention and incentive bonuses based on a percentage of their base salary, with the incentive component based on our liquidity on the effective date of the plan of reorganization. Under the KERP, Messrs. Aldridge, Deedy and Jack received retention bonuses of $531,300, $368,137 and $226,875, respectively, which were paid in three installments. The first two installments were paid in 2003. The final installments of $144,900, $100,401 and $61,875 for Messrs. Aldridge, Deedy and Jack, respectively, were paid on May 10, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 1, 2005, there were issued and outstanding 17,442,422 shares of our common stock. The following table contains information as of that date regarding the number of shares of our common stock beneficially owned by (1) each person known by us to have beneficial ownership of more than 5% thereof, (2) each of our directors, (3) each of the named executive officers and (4) all directors and executive officers as a group. The information contained herein is based on information provided to us by such holders and contained in publicly filed documents with the Commission.

	Common Stock
Name and Address of Beneficial Owner (1)	Number of Shares		Percent of Class
Greenwater Holdings, Ltd.(2)	2,491,318		14.65
Artisan Partners Limited Partnership	1,370,700		8.10
Strategic Value Partners, L.L.C.	1,174,299		6.90
Deutsche Bank AG	985,695		5.80
Stephen M. Carter	303,430	(3)	1.76
David S. Aldridge	100,300	(4)	*
Justin F. Deedy, Jr.	100,300	(4)	*
H. Patrick Jack	100,100	(4)	*
Barbara L. Blackford	350		*
Andrew D. Africk	4,833	(5)	*
Denys Gounot	5,133	(5)	*
James F. Guthrie	4,833	(5)	*
Monte R. Haymon	16,499	(6)	*
Andrew P. Hines	4,833	(5)	*
Perry J. Lewis	9,833	(5)	*
All directors and executive officers as a group	665,522	(7)	3.85

*	Less than one percent.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Superior Essex Inc., 150 Interstate North Parkway, Atlanta, Georgia 30339.

(2)	The address of Greenwater Holdings, Ltd. is c/o General Electric Capital Corporation, 201 Merritt 7, Norwalk, Connecticut 06856. Greenwater Holdings, Ltd. is an indirect wholly owned subsidiary of General Electric Company.

(3)	Includes 247,500 shares of restricted common stock of Superior Essex.

(4)	Includes 50,000 shares of restricted common stock of Superior Essex and vested options to purchase 50,000 shares of common stock of Superior Essex.

(5)	Includes 2,500 shares of restricted common stock of Superior Essex and vested options to purchase 2,333 shares of common stock of Superior Essex.

(6)	Includes 2,500 shares of restricted common stock of Superior Essex and vested options to purchase 12,499 shares of common stock of Superior Essex.

(7)	Includes 420,500 shares of restricted common stock of Superior Essex.

STOCK PERFORMANCE GRAPH

The performance graph below is presented for the period beginning at the time the Company became a publicly traded company and ending on December 31, 2004, and compares the cumulative total shareowner return on our common stock during such period with the cumulative return on the Russell 2000 Index and with a selected peer group consisting of us and other companies engaged in the wire and cable manufacturing industry. The peer group consists of Belden CDT Inc., CommScope, Inc. and General Cable Corporation. Historical stock performance during this period may not be indicative of future stock performance.

COMPARISION OF 13 MONTH CUMULATIVE TOTAL RETURN*
AMONG SUPERIOR ESSEX INC., THE RUSSELL 2000 INDEX
AND A PEER GROUP

*	$100 invested on 11/10/03 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

	11/10/03	12/31/03	12/31/04
Superior Essex, Inc.	100.00	125.33	167.07
Russell 2000 Index	100.00	104.63	123.81
Peer Group	100.00	102.49	126.90

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Andrew D. Africk, who became one of our directors on the effective date of the plan of reorganization, is a senior partner of Apollo Management, L.P., an affiliate of which held secured debt of Superior TeleCom and was therefore entitled to receive, pursuant to the plan of reorganization, 2,477,288 shares of our common stock, 750,693 shares of the series A preferred stock of our subsidiary, Superior Essex Holdings, and $21.8 million principal amount of senior notes of Superior Essex Communications and Essex Group. In April 2004, Superior Essex Communications and Essex Group redeemed the outstanding senior notes, including the notes held by Apollo, with proceeds of a new offering. In addition, Apollo and other initial holders of our common stock were parties to a registration rights agreement with the Company. In December 2004, Apollo exercised its rights under the registration rights agreement to an underwritten offering, and the Company effected a secondary offering of common stock held by Apollo. Apollo also sold its shares of preferred stock of Superior Essex Holdings. Consequently, Apollo no longer holds any common stock, preferred stock or debt of the Company and its affiliates.

Denys Gounot, a member of the Company’s board of directors, is the owner of DG Network. As of February 1, 2005, the Company entered into a consulting agreement with DG Network under which DG Network will provide SEI consulting services to the Company in connection with the potential combination of the Company’s winding wire operations in the UK with Nexans’ European winding wire operations. Under the terms of the consulting agreement, which currently expires on June 30, 2005, Mr. Gounot is the primary person providing the consulting services, and the Company will pay DG Network fees of $25,000 per month, plus expenses. The consulting agreement was approved by the Company’s disinterested directors. The board of directors anticipates that under its Governance Principles and applicable law, payments made by the Company to DG Network will result in Mr. Gounot not being considered an “independent director.” As a result, Mr. Gounot is no longer a member of the Company’s audit committee and the board chair, Mr. Haymon, has been named to replace Mr. Gounot on the audit committee. The disinterested directors considered this issue in approving the consulting agreement, but determined that Mr. Gounot’s unique experiences and skills, including his historical position at Alcatel when the Nexans winding wire business reported to him, made the consulting agreement in the best interests of the Company and its shareowners.

AUDIT COMMITTEE REPORT

The audit committee is comprised of three directors, each of whom meets the independence and experience requirements of the Nasdaq Listing Standards.

Management is primarily responsible for the Company’s financial statements and the reporting process, including the systems of internal control. Deloitte & Touche LLP (D&T), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion whether our consolidated financial statements are fairly presented in accordance with generally accepted accounting principles (GAAP). The committee oversees the financial reporting process and internal control system on behalf of the board of directors. In the course of fulfilling its oversight responsibilities, the Committee reviewed and discussed the annual and quarterly financial statements with management and D&T. The committee reviewed and discussed management’s report on internal control over financial reporting with management and D&T’s audit of the Company’s internal control. This review included a discussion of:

•	the reasonableness of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the quality (and not just the acceptability) of the Company’s accounting principles.

•	the clarity and completeness of financial disclosures;

•	items that could be accounted for using alternate GAAP methods;

•	the potential effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements; and

•	management’s implementation and maintenance of effective systems of internal controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program

The committee discussed with D&T other matters required to be discussed with the auditors under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communication with audit committees). The committee also received, reviewed and discussed with D&T their written disclosures required by Independence Standards Board Standard No. 1 (independence discussions with audit committees). In this regard, among other things, the committee reviewed D&T’s independence from the Company and its management. The committee has adopted policies regarding the provision of non-audit services by the independent auditor and the hiring of employees of the independent auditing firm.

The committee recommended to the board of directors the selection of D&T as the Company’s independent auditors. In addition, the committee:

•	reviewed the scope of and overall plans for the annual audit and the internal audit process;

•	reviewed fees for all services provided by D&T;

•	reviewed the adequacy of certain financial policies;

•	considered D&T’s quality control procedures;

•	on a quarterly basis, reviewed the Company’s financial results prior to their public issuance; and

•	reviewed significant legal developments.

Based on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

During the 2004 fiscal year, the audit committee members were Messrs. Hines (chair), Gounot and Guthrie. As of February 1, 2005, Mr. Haymon replaced Mr. Gounot as a member of the audit committee.

Audit Committee

Andrew P. Hines
Monte R. Haymon
James F. Guthrie

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The audit committee of the Board has appointed Deloitte & Touche LLP (D&T) to serve as our independent registered public accountants for the fiscal year ending December 31, 2005. We are asking you to ratify this appointment, although your ratification is not required. A representative of D&T will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREOWNERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2005.

In the event the shareowners do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Independent Auditor Information

Audit and Non-audit Fees.    The table below summarizes the aggregate fees billed to Superior Essex and Superior TeleCom by D&T, the independent auditor for Superior Essex and Superior TeleCom for the years ended December 31, 2004 and 2003. D&T has served as the independent auditors for Superior Essex and Superior TeleCom since May 31, 2002.

	2004		2003
	(in thousands)
Audit Fees	$3,211	*	$1,253
Audit Related Fees	107		252
Tax Fees	111		144
	3,429		1,649
All Other Fees	69		2,195
Total	$3,498		$3,844

*	Includes $2,135,000 of fees related to the audit of the Company’s internal control over financial reporting required by Section 404 of the Sarbanes Oxley Act of 2002. The Company also incurred approximately $1,707,000 in other third party consulting fees for compliance with Section 404.

Audit Fees.    Fees for audit services billed for 2004 and 2003 consisted of fees for professional services rendered in connection with:

•	Audits of Superior Essex’s financial statements for the periods January 1, 2004 to December 31, 2004 and November 11, 2003 to December 31, 2003 and Superior TeleCom’s financial statements for the period January 1, 2003 to November 10, 2003;

•	The audit of Superior Essex’s internal control over financial reporting for 2004 and the 2004 attestation of management’s report on the effectiveness of internal control over financial reporting;

•	Reviews of Superior Essex’s and Superior TeleCom’s quarterly financial statements; and

•	Subsidiary statutory audits and other services related to SEC matters.

Audit-related Fees.    Fees for audit-related services billed in 2004 and 2003 consisted of financial and reporting consultations and employee benefit plan audits.

Tax Fees.    Fees for tax services billed in 2004 and 2003 consisted of tax compliance and tax planning and advice, including assistance with tax matters related to Superior TeleCom’s plan of reorganization.

Other Fees.    Fees for all other services billed in 2004 and 2003 consisted primarily of permitted non-audit services consisting of reorganization services provided in connection with the administration of Superior TeleCom’s bankruptcy proceedings.

Our audit committee adopted policies and procedures for pre-approving all audit services and permissible non-audit services. Any requests for audit, audit-related, tax and other services must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chair of the audit committee. The chair must update the audit committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In considering the nature of the non-audit services provided by the independent auditor, our audit committee determined that such services are compatible with maintaining the independence of D&T. The audit committee discussed these services with the independent auditor and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than ten percent shareowners are required by SEC regulations to furnish us with a copy of all Section 16(a) forms they file.

The Company’s information regarding compliance with Section 16(a) is based solely on a review of the copies of these reports furnished to us or written representations to the Company by its executive officers, directors and greater than ten percent beneficial owners. Other than those late filings described below, we believe that during fiscal year 2004, all directors, executive officers and greater than ten percent beneficial owners complied with the Section 16(a) requirements. The Company believes that, during fiscal year 2004, Monte R. Haymon made one late Form 4 filing (reporting four transactions) due to an administrative error at the Company and H. Patrick Jack made one late Form 4 filing (reporting one transaction) due to an administrative error at the Company.

Availability of 10-K and Annual Report

SEC rules require us to provide an Annual Report to shareowners who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 are available to any shareowner without charge upon written request to Superior Essex Inc. to the attention of Hank Pennington, 150 Interstate North Parkway, Atlanta, GA 30339. You may also obtain our Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov.

DELIVERY OF THIS PROXY STATEMENT

SEC Rules permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

This year, a number of brokers with accountholders who are Superior Essex Inc. shareowners will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareowners sharing an address unless contrary instructions have been received from the affected shareowner. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, or, if you are a shareowner of record, direct your written request to Superior Essex Inc., Hank Pennington, 150 Interstate North Parkway, Atlanta, GA 30339 or contact Mr. Pennington at (770) 657-6000.

Shareowners who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a shareowner is a shareowner of record of our shares, they should submit a written request to American Stock Transfer & Trust Company, our transfer agent at 59 Maiden Lane, New York, NY 10038, attention: Paula Caroppoli.

APPENDIX A
FORM OF PROXY

SUPERIOR ESSEX INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREOWNERS
MAY 3, 2005

The undersigned shareowner(s) of Superior Essex Inc., a Delaware corporation (the “Company”), hereby revoking any proxy heretofore given, does hereby appoint Stephen M. Carter, David S. Aldridge and Barbara L. Blackford, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareowners of the Company to be held at The Westin Buckhead Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326 on May 3, 2005 at 1:00 p.m., Eastern Standard Time, and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

1.
To elect Stephen M. Carter, Denys Gounot and James F. Guthrie as Directors of the Company with terms expiring in 2007 and to elect Andrew D. Africk and Perry J. Lewis as Directors of the Company with terms expiring in 2008.
[ ]FOR All Nominees [ ]WITHHOLD Authority for For All Nominees [ ]FOR ALL, EXCEPT [ ]Stephen M. Carter [ ]Denys Gounot [ ]James F. Guthrie [ ]Andrew D. Africk [ ]Perry J. Lewis
The board of directors Recommends a Vote FOR each of the nominees.
2.	To authorize an Incentive Plan;	[ ]FOR [ ]AGAINST [ ]ABSTAIN
The board of directors Recommends a Vote FOR authorization.
3.	To authorize an Employee Stock Purchase Plan;	[ ]FOR [ ]AGAINST [ ]ABSTAIN
The board of directors Recommends a Vote FOR authorization.
4.	To authorize the amendment of the Company’s certificate of incorporation; and	[ ]FOR [ ]AGAINST [ ]ABSTAIN
The board of directors Recommends a Vote FOR authorization.

A-1

5.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants.	[ ]FOR [ ]AGAINST [ ]ABSTAIN
The board of directors Recommends a Vote FOR ratification.

NOTE: With respect to such other business as may properly come before the Meeting or any adjournment (s) or postponement (s) thereof, including an adjournment to solicit additional proxies in the event that a quorum is not present at the meeting or in the event sufficient proxies voted in favor of the approval of the proposals have not been received, this proxy will be voted in the discretion of the named proxies.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER (S). IF NO DIRECTION IS GIVEN HEREIN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED ABOVE.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE OF SHAREOWNER

DATE:

SIGNATURE OF SHAREOWNER

DATE:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

A-2

APPENDIX B

SUPERIOR ESSEX INC.
AUDIT COMMITTEE CHARTER

This document sets forth the policy of Superior Essex Inc. (the “Company”) concerning the establishment and operation of the Company’s Audit Committee (the “Committee”), including its role, composition, authority, responsibilities and duties.

1.	Members

The Committee will be comprised at all times of at least three independent directors. The members of the Committee shall be appointed by the Board. All members of the Committee shall meet the independence, experience and financial literacy requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”), Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities and Exchange Commission’s (the “Commission”) rules and regulations, all as in effect from time to time. The Committee will have at least one member who meets the definition of an “audit committee financial expert,” as such term is defined by the Commission. Unless a chair is appointed by the Board, the members of the Committee shall designate a chair by majority vote.

2.	Purpose

The Committee serves to protect stockholder interests and assist the Company’s Board of Directors (the “Board”) by overseeing the Company’s accounting and financial reporting processes and overseeing the audits of the Company’s financial statements. Additionally, the Committee oversees those aspects of risk management and legal and regulatory compliance monitoring processes which may impact the Company’s financial condition and reporting.

As an active participant in the oversight of these critical processes, the Committee contributes to maintaining the high quality of these processes. High quality risk management, financial accounting and regulatory compliance processes not only enhance management decision-making and corporate governance, but also serve to maintain stockholder confidence in the Company’s leadership and management who have been entrusted to protect stockholder interests and to optimize the return on stockholders’ investments.

3.	Administration and Operations

The Committee shall conduct its meetings in accordance with the Company’s Bylaws. Except as provided in the Bylaws or the Board’s Governance Principles, the Committee may fix its own rules of procedure. The Secretary of the Company shall serve as the Secretary of the Committee. The Secretary of the Committee shall prepare the minutes of each meeting of the Committee and, following approval by the Committee, shall send them to all members of the Board.

4.	Rights, Authority, Duties and Responsibilities

The Committee shall have the right, authority, duty and responsibility to:

Financial Statement and Disclosure Matters

a)	Review the Company’s financial statements on both a quarterly and annual basis and discuss such financial statements with the CEO and CFO prior to each filing of the Company’s report on Form 10-Q and 10-K.

b)	Discuss the annual audited financial statements and quarterly financial statements, including the assessment of the integrity of such financial statements, with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

c)	Review and evaluate management’s assessment of the Company’s financial review and audit functions, including:

(i)	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

(ii)	Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and

(iii)	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

d)	Conduct open and frank discussions with the Company and the independent auditors regarding the independent auditors’ evaluation about the quality of the Company’s accounting principles and estimates in its financial statements.

e)	Review and discuss with management all earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

Oversight of Company’s Relationship with Independent Auditors

f)	Assume direct and sole responsibility for the appointment, compensation, retention, oversight and termination of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

g)	Pre-approve all audit services and permissible non-audit services to be performed by the independent auditors (subject to the de minimus exception for non-audit services described in Section 10A of the Exchange Act that are approved by the Committee prior to completion of the audit). The Committee may delegate pre-approval of audit and non-audit services to one or more members of the Committee. Such members must then report to the full Committee at each scheduled meeting whether such members pre-approved any audit or non-audit services. For any proposed pre-approved service, the independent auditors will provide detailed back-up documentation, which will be provided to the Committee, regarding the specific services to be provided. The Committee may not delegate its responsibilities to pre-approve services performed by the independent auditors to management.

h)	Discuss with the independent auditors, on a regular basis, (i) all critical accounting policies and practices to be used and the appropriateness thereof, (ii) all alternative treatments of financial information within GAAP for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (iii) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

i)	At least annually, obtain and review a formal written statement by the independent auditors describing all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors to the extent such report discloses any material issues, relationships or services that may impact the performance, objectivity or independence of the independent auditors and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

j)	At least annually, discuss with the independent auditors: (i) the audit firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company.

k)	Review and approve reports from the independent auditors as required by Independence Standards and current Statements on Auditing Standards.

l)	Review with the independent auditors any audit problems or difficulties and management’s response to such matters.

m)	Set clear hiring policies for employees or former employees of the independent auditors.

Oversight of the Company’s Internal Audit Function

n)	Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

o)	Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

p)	The Committee shall inquire as to and evaluate (i) significant deficiencies and material weaknesses in the design or operation of the Company’s internal control system and (ii) any fraud involving management or other employees who have significant roles in the Company’s internal control system, and provide the information necessary to enable the CEO and the CFO to provide required SEC certifications.

q)	Oversee the maintenance of the Company’s internal audit function, as applicable. The internal auditors shall have direct reporting responsibility to the Committee.

Compliance Oversight

r)	Review with management policies and guidelines with respect to risk management and risk assessment, including with respect to the monitoring, control and disclosure of applicable risks.

s)	Obtain assurance from the independent auditors that Section 10A(b) of the Exchange Act relating to disclosure of certain illegal acts has not been implicated.

t)	Establish procedures for the (i) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

u)	Review and approve all related-party transactions of a type required to be disclosed in any periodic report or proxy statement filed by the Company with the Commission.

v)	Review legal matters with the Company’s General Counsel or other legal counsel that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

Miscellaneous

w)	Consider such other matters in relation to the financial affairs of the Company, and in relation to the internal and external audit of the Company, as the Committee may, in its discretion, determine to be advisable.

x)	Delegate such authority and responsibilities of the Committee as it deems appropriate and periodically review the use of such delegations.

y)	Perform such other duties and responsibilities as may be assigned to the Committee by the Board.

5.	Engaging Independent Auditors and Outside Advisors

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and to any separate advisors retained by the Committee, as well as for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors.

6.	Limitation of Committee’s Role

While the Committee has the responsibilities, duties and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct the audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors.

7.	Meetings

The Committee shall meet at least four times each year, or more frequently as circumstances require. The Committee shall hold separate meetings periodically with management, internal auditors (or other personnel responsible for the internal audit function), as applicable, and independent auditors. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary or desirable. The Committee may adopt such procedures as it deems appropriate and necessary to carry out the duties and responsibilities of the Committee.

8.	Committee Evaluation

The Committee shall annually evaluate its effectiveness and the adequacy of its charter and report the results of its evaluation to the Board. In conducting this evaluation, the Committee may establish such processes as it deems appropriate.

APPENDIX C

SUPERIOR ESSEX INC.
2005 INCENTIVE PLAN

SUPERIOR ESSEX INC.
2005 INCENTIVE PLAN

ARTICLE 1	PURPOSE	C-1
1.1	General	C-1

ARTICLE 2	DEFINITIONS	C-1
2.1	Definitions	C-1

ARTICLE 3	EFFECTIVE TERM OF PLAN	C-6
3.1	Effective Date	C-6

ARTICLE 4	ADMINISTRATION	C-6
4.1	Committee	C-6
4.2	Actions and Interpretations by the Committee	C-6
4.3	Authority of Committee	C-6
4.4	Award Certificates	C-7

ARTICLE 5	SHARES SUBJECT TO THE PLAN	C-7
5.1	Number of Shares	C-7
5.2	Share Counting	C-7
5.3	Stock Distributed	C-8
5.4	Limitation on Awards	C-8

ARTICLE 6	ELIGIBILITY	C-8
6.1	General	C-8

ARTICLE 7	STOCK OPTIONS	C-8
7.1	General	C-8
7.2	Incentive Stock Options	C-9

ARTICLE 8	STOCK APPRECIATION RIGHTS	C-9
8.1	Grant of Stock Appreciation Rights	C-9

ARTICLE 9	PERFORMANCE AWARDS	C-10
9.1	Grant of Performance Awards	C-10
9.2	Performance Goals	C-10
9.3	Right to Payment	C-10
9.4	Other Terms	C-10

ARTICLE 10	RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS	C-11
10.1	Grant of Restricted Stock and Restricted Stock Units	C-11
10.2	Issuance and Restrictions	C-11
10.3	Forfeiture	C-11
10.4	Delivery of Restricted Stock	C-11

ARTICLE 11	DEFERRED STOCK UNITS	C-11
11.1	Grant of Deferred Stock Units	C-11

ARTICLE 12	DIVIDEND EQUIVALENTS	C-11
12.1	Grant of Dividend Equivalents	C-11
12.2	Grant of Interest Equivalents	C-11

ARTICLE 13	STOCK OR OTHER STOCK-BASED AWARDS	C-12
13.1	Grant of Stock or Other Stock-Based Awards	C-12

ARTICLE 14	QUALIFIED PERFORMANCE-BASED AWARDS	C-12
14.1	Options and Stock Appreciation Rights	C-12
14.2	Other Awards	C-12
14.3	Performance Goals	C-13
14.4	Inclusions and Exclusions From Performance Criteria	C-13
14.5	Certification of Performance Goals	C-13

ARTICLE 15	PROVISIONS APPLICABLE TO AWARDS	C-13
15.1	Stand-Alone and Tandem Awards	C-13
15.2	Term of Award	C-13
15.3	Form of Payment of Awards	C-14
15.4	Limits on Transfer	C-14
15.5	Beneficiaries	C-14
15.6	Stock Certificates	C-14
15.7	Acceleration upon Death or Disability	C-14
15.8	Acceleration upon a Change in Control	C-14
15.9	Discretionary Acceleration	C-15
15.10	Termination of Employment	C-15
15.11	Deferral	C-15
15.12	Forfeiture Events	C-15
15.13	Substitute Awards	C-15

ARTICLE 16	CHANGES IN CAPITAL STRUCTURE	C-15
16.1	General	C-15

ARTICLE 17	AMENDMENT, MODIFICATION AND TERMINATION	C-16
17.1	Amendment, Modification and Termination	C-16
17.2	Awards Previously Granted	C-16

ARTICLE 18	GENERAL PROVISIONS	C-17
18.1	No Rights to Awards; Non-Uniform Determinations	C-17
18.2	No Stockholder Rights	C-17
18.3	Withholding	C-17
18.4	No Right to Continued Service	C-17
18.5	Unfunded Status of Awards	C-17
18.6	Relationship to Other Benefits	C-17
18.7	Expenses	C-17
18.8	Titles and Headings	C-17
18.9	Gender and Number	C-17
18.10	Fractional Shares	C-18
18.11	Government and Other Regulations	C-18
18.12	Governing Law	C-18
18.13	Additional Provisions	C-18
18.14	No Limitations on Rights of Company	C-18
18.15	Indemnification	C-18
18.16	Foreign Participants	C-19
18.17	Notice	C-19
18.18	Inurement of Rights and Obligations	C-19
18.19	Costs and Expenses	C-19

SUPERIOR ESSEX INC. 2005 INCENTIVE PLAN
ARTICLE 1 PURPOSE

1.1.   GENERAL. The Superior Essex Inc. 2005 Incentive Plan is designed to:

•	focus management on business performance that creates stockholder value;

•	encourage innovative approaches to the business of the Company;

•	reward for results;

•	encourage ownership of Superior Essex common stock by management; and

•	encourage taking appropriate risks with an opportunity for higher reward.

ARTICLE 2
DEFINITIONS

2.1.   DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) any entity of which the Company owns or controls, directly or indirectly, 10% of more of the outstanding shares of stock entitled to vote for the election of directors, or of comparable equity participation and voting power.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, with respect to a Participant’s termination of employment or termination of consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination (or where there is such an agreement but it does not define “cause” (or words of like import)), (i) a Participant’s gross negligence or willful misconduct with regard to the Company or an Affiliate or their assets, (ii) a Participant’s misappropriation or fraud with regard to the Company or an Affiliate or their assets (other than good-faith expense account disputes), (iii) a Participant’s willful and continued failure to substantially perform the Participant’s duties (other than any such failure resulting from incapacity due to physical or mental illness), which is not remedied within 10 days of delivery of notice to the Participant thereof, (iv) a Participant’s conviction of, or the pleading of guilty or nolo contendere to, a felony or criminal offense punishable by a term of imprisonment (other than a traffic violation), or (v) the Participant’s willful violation of any written policy of the Company or an Affiliate or breach of any confidentiality or non-competition covenant entered into between the Participant and the Company or an Affiliate (other than a violation or breach, as the case may be, which is insubstantial or insignificant, taking into account all of the circumstances); or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a Change in Control, such definition of “cause” shall not apply until a Change in

Control actually takes place and then only with regard to a termination thereafter, and prior to a change in control “cause” shall be defined as provided in subsection (a) above. With respect to a Participant’s termination of directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Committee as to the existence of “Cause” shall be conclusive on the Participant and the Company.

(f) “Change in Control” unless otherwise determined by the Committee in the applicable Award Certificate, a “Change in Control” shall be deemed to have occurred after the Effective Date:

(i) upon any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by all of the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (x) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i) or (iii) of this section, or (y) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board;

(iii) upon the merger or consolidation of the Company with, or the sale of all or substantially all of the assets of the Company to, any other corporation or other entity, in each case, unless, following such merger, consolidation or sale (A) the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or purchasing entity (the “Surviving Entity”)) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the Surviving Entity outstanding immediately after such merger, consolidation or sale; and (B) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such merger, consolidation or sale;

(iv) upon the approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company; or

(v) if a Participant is primarily employed in the Company’s OEM Group or the Company’s Communications Group (the Participant’s “Primary Group”), a Change in Control shall also mean: (i) the sale of all or substantially all of the assets of the Participant’s Primary Group to an unrelated entity; (ii) the sale of all of the outstanding voting securities of an entity holding all or substantially all of the assets of the Participant’s Primary Group (a “Primary Group Entity”) to an unrelated entity; or (iii) the merger or consolidation of a Primary Group Entity into an unrelated entity; provided, however, that no Change in Control shall be deemed to occur if Good Reason has not occurred with respect to the Participant. For purposes of this subsection (v), an “unrelated entity” is an entity (1) with respect to which more than fifty percent (50%) of such entity is not owned, directly or indirectly, by the Company or any of its majority-owned subsidiaries immediately prior to the time of the determination of whether there has occurred a Change in Control; or (2) which is not an employee benefit plan (or related trust) of the Company or any of its majority-owned subsidiaries.

Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Change in Control shall have the same meaning as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means Superior Essex Inc., a Delaware corporation, or any successor corporation.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any short-term disability or leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Continuous Status as a Participant shall mean the absence of any “separation from service” or similar concept as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Deferred Stock Unit” means a right granted to a Participant under Article 11.

(m) “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Disability shall have the same meaning as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.

(n) “Dividend Equivalent” means a right granted to a Participant under Article 12.

(o) “Effective Date” has the meaning assigned such term in Section 3.1.

(p) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(q) “Exchange” means the Nasdaq National Market or any other national securities exchange on which the Stock may from time to time be listed or traded.

(r) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(s) “Good Reason” means, with respect to a Participant’s termination of employment or termination of consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination (or where there is such an agreement but it does not define “good reason” (or words of like import)), without the Participant’s consent: (i) a reduction in the Participant’s base salary as then in effect, or (ii) a material reduction, measured in terms of aggregate value rather than on an individual benefit basis, of employee benefits to which the Participant is entitled (other than an overall reduction in benefits that affects substantially all fulltime employees of the Company and its Affiliates); provided that any event described in clause (i) or (ii) above shall constitute Good Reason only if the Company fails to cure such event within 20 days after receipt from the Participant of written notice of the event which constitutes Good Reason; and provided, further, that Good Reason shall cease to exist for an event on the 60th day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date.; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of determination that defines “good reason” (or words of like import), “good reason” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “good reason” only applies on occurrence of a Change in Control, such definition of “good reason” shall not apply until a Change in Control actually takes place and then only with regard to a termination thereafter, and prior to a change in control “good reason” shall be defined as provided in subsection (a) above.

(t) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process.

(u) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(v) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(w) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(x) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y) “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(z) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(aa) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 15.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law.

(bb) “Performance Award” means Performance Shares, Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

(cc) “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(dd) “Performance Share” means any right granted to a Participant under Article 9 to a share to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(ee) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(ff) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(gg) “Plan” means this Superior Essex Inc. 2005 Incentive Plan, as amended or supplemented from time to time.

(hh) “Qualified Performance-Based Award” means an Award granted to an officer of the Company that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.2, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(ii) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 14.2 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(jj) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(kk) “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive Shares (or the equivalent value in cash or other property) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ll) “Retirement” means a Participant’s voluntary termination of employment or consultancy at or after age sixty-five (65) or such earlier retirement date as may be approved by the Committee with regard to such Participant. With respect to a Participant’s termination of service as a director, Retirement means the failure to stand for reelection or other retirement as a director after a Participant has attained age sixty-five (65) or such earlier retirement date as may be approved by the Committee with regard to such Participant.

(mm) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(nn) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 16.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 16.1.

(oo) “Stock” means the $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 16.

(pp) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(qq) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(rr) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ss) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1   EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the stockholders of the Company (the “Effective Date”). No further grants may be made under this Plan after the 10th anniversary of the Effective Date.

ARTICLE 4
ADMINISTRATION

4.1.   COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless otherwise designated by the Board, the Compensation Committee of the Board shall serve as the Committee administering the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.   ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.   AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Amend the Plan or any Award Certificate as provided herein; and

(l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of the Company’s Director Compensation Plan, or any successor plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate Eligible Participants (other than Non-Employee Directors) to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be granted to any such Participants; provided that such delegation of duties and responsibilities to such special committee may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board or the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.4.   AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.   NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 16.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be (i) 500,000, plus (ii) a number of additional Shares equal to the number of Shares remaining available for issuance pursuant to the Company’s 2003 Stock Incentive Plan as of the Effective Date, plus (iii) a number of additional Shares underlying awards outstanding as of the Effective Date under the Company’s 2003 Stock Incentive Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 500,000.

5.2.   SHARE COUNTING.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares from such Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) Shares withheld from an Award to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan (but Shares delivered by a Participant to satisfy tax withholding requirements shall not be added back to the number of Shares available for issuance under the Plan).

(d) If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the net number of Shares actually issued shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(e) To the extent that the full number of Shares subject to an Award is not issued for any reason, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

(f) Substitute Awards granted pursuant to Section 15.13 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

5.3.   STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.   LIMITATION ON AWARDS.

Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 16.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 300,000. The maximum aggregate grant with respect to Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 300,000. The aggregate dollar value of any Performance-Based Cash Award or other cash-based award that may be paid to any one Participant during any one calendar year under the Plan shall be $3,000,000.

ARTICLE 6
ELIGIBILITY

6.1.   GENERAL. Awards may be granted only to Eligible Participants; except as limited for Incentive Stock Options under Section 7.2 (g).

ARTICLE 7
STOCK OPTIONS

7.1.   GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that the exercise price of an Option (other than an Option issued as a substitute Award pursuant to Section 15.13) shall not be less than the Fair Market Value as of the Grant Date.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles as a result of the exercise of the Option.

(d) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the Grant Date.

7.2.   INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) EXERCISE PRICE. The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

(b) LAPSE OF OPTION. Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1)	The expiration date set forth in the Award Certificate.
(2)	The tenth anniversary of the Grant Date.
(3)	Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.
(4)	One year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.
(5)	One year after the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph
(3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 15, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 15.5.

(c) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(d) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(e) EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date of the Plan, or the termination of the Plan, if earlier.

(f) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(g) ELIGIBLE GRANTEES. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1.   GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive upon exercise, a payment in cash or Shares equal to the excess, if any, of:

(1)	The Fair Market Value of one Share on the date of exercise; over
(2)

The base value of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date (unless the SAR is granted in tandem with an Option after the Grant Date of the Option, in which case, the base price of the SAR may equal the exercise price of the related Option even if less than the Fair Market Value of one Share on the Grant Date of the SAR).

(b) OTHER TERMS. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee.

ARTICLE 9
PERFORMANCE AWARDS

9.1.   GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee.

9.2.   PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

9.3.   RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value, which may be settled in cash or other property, including Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.

9.4.   OTHER TERMS. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Performance Awards shall be determined by the Committee. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

10.1.   GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee, subject to Section 5.4.

10.2.   ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock or dividend equivalents on the Restricted Stock Units) covering a period of time specified by the Committee (the “Restriction Period”). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

10.3.   FORFEITURE. Except as provided in an Award Certificate or otherwise determined by the Committee at the time of the grant of the Award or thereafter, immediately after termination of Continuous Status as a Participant during the applicable Restriction Period or upon failure to satisfy a performance goal during the applicable Restriction Period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

10.4.   DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11
DEFERRED STOCK UNITS

11.1.   GRANT OF DEFERRED STOCK UNITS. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

ARTICLE 12
DIVIDEND AND INTEREST EQUIVALENTS

12.1.   GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal in value to the cash dividends that would have been paid with respect to all or a portion of the number of Shares subject to any Award, if such Shares had been outstanding, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested.

12.2   GRANT OF INTEREST EQUIVALENTS. The Committee is authorized to grant Interest Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Interest Equivalents shall entitle the Participant to receive payments equal to a stated rate of return on the value of an outstanding Award, as determined by the Committee. The Committee may provide that Interest Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested.

ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS

13.1.   GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares or other property, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Affiliates (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. The Committee shall determine the terms and conditions of such Other Stock-Based Awards.

ARTICLE 14
QUALIFIED PERFORMANCE-BASED AWARDS

14.1.   OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

14.2.   OTHER AWARDS. When granting an Award other than an Option or a Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department, function or combination thereof within the Company or an Affiliate:

–	Revenue

–	Sales

–	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

–	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

–	Net income (before or after taxes, operating income or other income measures)

–	Cash (cash flow, cash generation or other cash measures)

–	Stock price or performance

–	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

–	Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales);

–	Market share

–	Improvements in capital structure

–	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

–	Business expansion or consolidation (acquisitions and divestitures)

–	Internal rate of return or increase in net present value

–	Working capital targets relating to inventory and/or accounts receivable

–	Planning accuracy (as measured by comparing planned results to actual results)

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Any member of a specially-created performance index that undergoes a corporate event or transaction of a kind described in Article 16 or that files a petition for bankruptcy during a measurement period shall be disregarded from and after such event. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

14.3.   PERFORMANCE GOALS. Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as three months and may be any longer period. In addition, the Committee may reserve the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

14.4.   INCLUSIONS AND EXCLUSIONS FROM PERFORMANCE CRITERIA. The Committee may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.5.   CERTIFICATION OF PERFORMANCE GOALS. Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to Section 14.3 above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in Section 14.3, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

ARTICLE 15
PROVISIONS APPLICABLE TO AWARDS

15.1.   STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 17.2, Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

15.2.   TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right exceed a period of ten years from its Grant Date (or, if Section 7.2(d) applies, five years from its Grant Date).

15.3.   FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

15.4.   LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards. Any purported transfer in violation of this Section 15.4 shall be null and void.

15.5.   BENEFICIARIES. Notwithstanding Section 15.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.

15.6.   STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

15.7.   ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon a Participant’s death, Disability or Retirement during his or her Continuous Status as a Participant, (i) all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based equity Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to the Participant or his or her estate within thirty (30) days following the date of termination based upon the length of time within the performance period that has elapsed prior to the date of termination. In addition, upon a Participant’s death, Disability or Retirement of a Participant, the Committee may determine that any performance-based criteria with respect to any Performance-Based Cash Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

15.8.   ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate or in an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant, if a Participant’s employment is terminated with out Cause or the Participant resigns for Good Reason within six months after the effective date of a Change in Control, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding of that Participant’s performance-based Awards shall be deemed to have been fully earned based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be pro rata payout to such Participant within thirty (30) days following the date of termination of employment based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.

15.9.   DISCRETIONARY ACCELERATION. Regardless of whether an event has occurred as described in Section 15.7 or 15.8 above, and subject to Article 14 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant, or the occurrence of a Change in Control, all or a portion of such Participant’s Options, SARs and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 15.9.

15.10.   TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to cease to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

15.11.   DEFERRAL. Subject to applicable law, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares or other property that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Awards, and Other Stock-Based Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

15.12.   FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events. Such events may include, but are not limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

15.13.   SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 16
CHANGES IN CAPITAL STRUCTURE

16.1.   GENERAL. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, con solidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor. To the extent that any adjustments made pursuant to this Article 16 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 17
AMENDMENT, MODIFICATION AND TERMINATION

17.1.   AMENDMENT, MODIFICATION AND TERMINATION.

(a) The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

(b) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise price or base value of such Award).

17.2.   AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of an Option may not be extended without the prior approval of the stockholders of the Company; and

(c) Except as otherwise provided in Article 16, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company.

ARTICLE 18
GENERAL PROVISIONS

18.1.   NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

18.2.   NO STOCKHOLDER RIGHTS. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such Participant in connection with the Award.

18.3.   WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan or an Award. If Shares are permitted to be surrendered to the Company to satisfy tax obligations in excess of the minimum tax withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid the recognition of an expense under generally accepted accounting principles. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for tax withholding obligations if the surrender of Shares in satisfaction of such withholding obligations would result in the Company’s recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes.

18.4.   NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

18.5.   UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

18.6.   RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless specifically provided otherwise in such other plan.

18.7.   EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

18.8.   TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

18.9.   GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.10.   FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

18.11.   GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

18.12.   GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

18.13.   ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

18.14.   NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

18.15.   INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

18.16.   FOREIGN PARTICIPANTS. In order to facilitate the granting of Awards to Eligible Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for the purposes of this Section 18.16 without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the spirit of this Plan, as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

18.17.   NOTICE. Except as otherwise provided in this Plan, all notices or other communications required or permitted to be given under this Plan to the Company shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, postage pre-paid, as follows: (i) if to the Company, at its principal business address to the attention of the Secretary; and (ii) if to any Participant, at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18.18.   INUREMENT OF RIGHTS AND OBLIGATIONS. The rights and obligations under this Plan and any related documents shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

18.19.   COSTS AND EXPENSES. Except as otherwise provided herein, the costs and expenses of administering this Plan shall be borne by the Company, and shall not be charged to any Award nor to any Participant receiving an Award. Costs and expenses associated with the redemption or exercise of any Award under this Plan, including, but not limited to, commissions charged by any agent of the Company, may be charged to the Participant.

The foregoing is hereby acknowledged as being the Superior Essex Inc. 2005 Incentive Plan as adopted by the Board on March 14, 2005 for submission to the stockholders for approval on May 3, 2005.

SUPERIOR ESSEX INC.

BY: /S/ Barbara L. Blackford

Barbara L. Blackford
Executive Vice President
General Counsel and Secretary

APPENDIX D

SUPERIOR ESSEX INC.
2005 EMPLOYEE STOCK PURCHASE PLAN

SUPERIOR ESSEX INC. 2005
EMPLOYEE STOCK PURCHASE PLAN

TABLE OF CONTENTS

Article I — BACKGROUND		D-1
1.1	Establishment of the Plan	D-1
1.2	Applicability of the Plan	D-1
1.3	Purpose	D-1

Article II — DEFINITIONS		D-1
2.1	Administrator	D-1
2.2	Board	D-1
2.3	Code	D-1
2.4	Committee	D-1
2.5	Common Stock	D-1
2.6	Company	D-1
2.7	Compensation	D-1
2.8	Contribution Account	D-1
2.9	Effective Date	D-1
2.10	Eligible Employee	D-1
2.11	Employee	D-1
2.12	Employer	D-1
2.13	Fair Market Value	D-2
2.14	Offering Date	D-2
2.15	Offering Period	D-2
2.16	Option	D-2
2.17	Participant	D-2
2.18	Plan	D-2
2.19	Purchase Date	D-2
2.20	Purchase Price	D-2
2.21	Request Form	D-2
2.22	Stock Account	D-2
2.23	Subsidiary	D-2
2.24	Trading Date	D-2

Article III — ADMINISTRATION		D-2
3.1	Committee	D-2
3.2	Action and Interpretations By the Committee	D-2
3.3	Authority of Committee	D-3

Article IV — ELIGIBILITY AND PARTICIPATION		D-3
4.1	Eligibility	D-3
4.2	Participation	D-3
4.3	Leave of Absence	D-3

Article V — STOCK AVAILABLE		D-4
5.1	In General	D-4
5.2	Adjustment in Event of Changes in Capitalization	D-4
5.3	Dissolution or Liquidation	D-4
5.4	Merger or Asset Sale	D-4

Article VI — OPTION PROVISIONS		D-4
6.1	Purchase Price	D-4
6.2	Calendar Year $25,000 Limit	D-4
6.3	Offering Period Limit	D-5

Article VII — PURCHASING COMMON STOCK		D-5
7.1	Participant’s Contribution and Stock Accounts	D-5
7.2	Payroll Deductions, Dividends	D-5
7.3	Automatic Exercise	D-5
7.4	Listing, Registration, and Qualification of Shares	D-6

Article VIII — DISCONTINUANCE, WITHDRAWALS AND DISTRIBUTIONS		D-6
8.1	Discontinuance	D-6
8.2	Withdrawal of Shares While Employed	D-6
8.3	Leave of Absence; Transfer of Ineligible Status	D-6
8.4	Termination of Employment for Reasons Other Than Death	D-6
8.5	Death	D-7

Article IX — AMENDMENT AND TERMINATION		D-7
9.1	Amendment	D-7
9.2	Termination	D-7

Article X — MISCELLANEOUS		D-7
10.1	Registration and Expenses	D-7
10.2	Employment Rights	D-7
10.3	Tax Withholding	D-8
10.4	Rights Not Transferable	D-8
10.5	No Repurchase of Stock by Company	D-8
10.6	Governing Law	D-8
10.7	Indemnification	D-8

SUPERIOR ESSEX INC.
2005 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
BACKGROUND

1.1   Establishment of the Plan.    Superior Essex Inc. (the “Company”) hereby establishes a stock purchase plan to be known as the “Superior Essex Inc. 2005 Employee Stock Purchase Plan” (the “Plan”), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

1.2   Applicability of the Plan.    The provisions of this Plan are applicable only to certain individuals who, on or after the Effective Date (as defined herein), are employees of the Company and its Subsidiaries participating in the Plan. The Committee shall indicate from time to time which of its Subsidiaries, if any, are participating in the Plan.

1.3   Purpose.    The purpose of the Plan is to enhance the proprietary interest among the employees of the Company and its participating Subsidiaries through ownership of Common Stock of the Company.

ARTICLE II
DEFINITIONS

Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

2.1   Administrator.    Administrator shall mean the person or persons (who may be officers or employees of the Company) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

2.2   Board.    Board shall mean the Board of Directors of the Company.

2.3   Code.    Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

2.4   Committee.    Committee shall mean the committee of the Board described in Article III.

2.5   Common Stock.    Common Stock shall mean the common stock, par value $0.01, of the Company.

2.6   Company.     Company shall mean Superior Essex Inc., a Delaware corporation.

2.7   Compensation.    Compensation shall mean, for any Participant, for any Offering Period, the Participant’s gross base wages for the respective period, including salary and commissions where applicable, but does not include items such as bonuses, overtime pay, non-cash compensation and reimbursement of moving, travel, trade or business expenses.

2.8   Contribution Account.    Contribution Account shall mean the bookkeeping account established by the Administrator on behalf of each Participant, which shall be credited with the amounts deducted from the Participant’s Compensation pursuant to Section 4.2 or Article VII. The Administrator shall establish a separate Contribution Account for each Participant for each Offering Period.

2.9   Effective Date.    Effective Date shall mean July 1, 2005.

2.10   Eligible Employee.    An Employee eligible to participate in the Plan pursuant to Section 4.1.

2.11   Employee.    Employee shall mean an individual employed by an Employer who meets the employment relationship described in Treasury Regulation Sections 1.423-2(b) and Section 1.421-7(h).

2.12   Employer.    Employer shall mean the Company and any Subsidiary designated from time to time by the Committee as an employer participating in the Plan.

2.13   Fair Market Value.    Fair Market Value of a share of Common Stock, as of any designated date, shall mean the closing sales price of the Common Stock on the Nasdaq National Market on such date or on the last previous date on which such stock was traded.

2.14   Offering Date.    Offering Date shall mean the first Trading Date of each Offering Period.

2.15   Offering Period.    Offering Period shall mean the period of time during which offers to purchase Common Stock are outstanding under the Plan. The Committee shall determine the length of each Offering Period, which need not be uniform; provided that no Offering Period shall exceed twenty-four (24) months in length. Until specified otherwise by the Committee, the Offering Periods will be the 3-month periods beginning January 1, April 1, July 1 and October 1 of each year, commencing July 1, 2005. No voluntary payroll deductions shall be solicited until after the effective date of a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

2.16   Option.    Option shall mean the option to purchase Common Stock granted under the Plan on each Offering Date.

2.17   Participant.    Participant shall mean any Eligible Employee who has elected to participate in the Plan under Section 4.2.

2.18   Plan.    Plan shall mean the Superior Essex Inc. 2005 Employee Stock Purchase Plan, as amended and in effect from time to time.

2.19   Purchase Date.    Purchase Date shall mean the last Trading Date of each Offering Period.

2.20   Purchase Price.    Purchase Price shall mean the purchase price of Common Stock determined under Section 6.1.

2.21   Request Form.    Request Form shall mean an Employee’s authorization either in writing on a form approved by the Administrator or through electronic communication approved by the Administrator which specifies the Employee’s payroll deduction in accordance with Section 7.2, and contains such other terms and provisions as may be required by the Administrator.

2.22   Stock Account.    Stock Account shall mean the account established by the Administrator on behalf of each Participant, which shall be credited with shares of Common Stock purchased pursuant to the Plan and dividends thereon (which may be reinvested in shares of Common Stock), until such shares are distributed in accordance with Article VIII of the Plan.

2.23   Subsidiary.    Subsidiary shall mean any present or future corporation which is a “subsidiary corporation” of the Company as defined in Code Section 424(f).

2.24   Trading Date.    Trading Date shall mean a date on which shares of Common Stock are traded on the Nasdaq National Market or any other national securities exchange.

Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

ARTICLE III
ADMINISTRATION

3.1   Committee.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. Unless otherwise designated by the Board, the Compensation Committee of the Board of Directors of the Company shall serve as the Committee administering the Plan.

3.2   Action and Interpretations By the Committee.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s determinations on the foregoing matters shall be conclusive and binding upon all persons. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any affiliate, the Company’s or an affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

3.3   Authority of Committee.    Subject to the express provisions of the Plan, the Committee has the exclusive power, authority and discretion to:

(a) interpret and construe any and all provisions of the Plan;

(b) adopt rules and regulations for administering the Plan,;

(c) make all other determinations necessary or advisable for administering the Plan;

(d) adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any participating Subsidiary may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdictions and to meet the objectives of the Plan.

ARTICLE IV
ELIGIBILITY AND PARTICIPATION

4.1   Eligibility.    An Eligible Employee is an Employee who is regularly scheduled to work at least 20 hours each week and at least five months each calendar year and shall be eligible to participate in the Plan as of the later of:

(a) the first Offering Date that occurs following the Employee’s most recent date of hire by an Employer; or

(b) the Effective Date.

On each Offering Date, Options will automatically be granted to all Employees then eligible to participate in the Plan; provided, however, that no Employee shall be granted an Option for an Offering Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee. If an Employee is granted an Option for an Offering Period and such Employee does not participate in the Plan for such Offering Period, such Option will be deemed never to have been granted for purposes of applying the $25,000 annual limitation described in Section 6.2.

4.2   Participation.    An Eligible Employee having been granted an Option under Section 4.1 may submit a Request Form to the Administrator to participate in the Plan for such Offering Period. The Request Form shall authorize a regular payroll deduction from the Employee’s Compensation for the Offering Period, subject to the limits and procedures described in Article VII. A Participant’s Request Form authorizing a regular payroll deduction shall remain effective from Offering Period to Offering Period until amended or canceled under Section 8.1.

4.3   Leave of Absence.    For purposes of Section 4.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave, or for such longer period of time that his or her entitlement to return to work is protected by statute or agreement with the Employer, if applicable. For purposes of this Plan, such individual’s employment with the Employer shall be deemed to terminate at the close of business on the 90th day of the leave, unless the individual has returned to regular employment with an Employer before the close of business on such 90th day or his entitlement to return to work is protected by statute or agreement with the employer. Termination of any individual’s leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual’s employment with the Employer for all purposes of the Plan.

ARTICLE V
STOCK AVAILABLE

5.1   In General.    Subject to the adjustments in Sections 5.2 and 5.3, an aggregate of 150,000 shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Company. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Purchase Date exceeds the maximum number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable; and the balance of the cash credited to Participants’ Contribution Accounts shall be distributed to the Participants as soon as practicable.

5.2   Adjustment in Event of Changes in Capitalization.    In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to holders of the Company’s Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 5.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event; provided, however, that in no event shall any adjustment be made that would cause any Option to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

5.3   Dissolution or Liquidation.    In the event of a proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of the dissolution or liquidation, unless otherwise provided by the Committee. The Company shall notify each Participant, at least ten (10) business days prior to the New Purchase Date, that the next Purchase Date has been changed to the New Purchase Date and that the Participant’s Option shall be exercised automatically on the New Purchase Date, unless the Participant has withdrawn from the Offering Period, as provided in Section 8.1 hereof, prior to the New Purchase Date.

5.4   Merger or Asset Sale.    In the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation, then, in the discretion of the Committee, (i) each outstanding Option shall be assumed, or an equivalent option substituted, by the successor corporation or its parent, or (ii) the Offering Period then in progress shall be shortened by setting a New Purchase Date, which shall be before the date of the proposed transaction. If the Committee sets a New Purchase Date, the Company shall notify each Participant, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant’s Option shall be exercised automatically on the New Purchase Date, unless the Participant has withdrawn from the Offering Period, as provided in Section 8.1 hereof, prior to the New Purchase Date. In lieu of the foregoing, the Committee may terminate the Plan in accordance with Section 9.2.

ARTICLE VI
OPTION PROVISIONS

6.1   Purchase Price.    The Purchase Price of a share of Common Stock purchased for a Participant pursuant to each exercise of an Option shall be the Designated Percent of the Fair Market Value of a share of Common Stock on the Purchase Date.

Until otherwise provided by the Committee, the Designated Percent for purposes of the foregoing sentence is 95 percent. The Committee may change the Designated Percent for any Offering Period but in no event shall the Designated Percent be less than 85 percent.

6.2   Calendar Year $25,000 Limit.    Notwithstanding anything else contained herein, no Employee may be granted an Option for any Offering Period which permits such Employee’s rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date.

6.3   Offering Period Limit.    Notwithstanding anything else contained herein, the maximum number of shares of Common Stock that an Eligible Employee may purchase in any Offering Period is 5,000 shares.

ARTICLE VII
PURCHASING COMMON STOCK

7.1   Participant’s Contribution and Stock Accounts.

(a)Contribution Account.    The Administrator shall establish a book account in the name of each Participant for each Offering Period, which shall be the Participant’s Contribution Account. As discussed in Section 7.2 below, a Participant’s payroll deductions shall be credited to the Participant’s Contribution Account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below. All cash received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate any assets held under the Plan.

(b)Stock Account and Registration of Shares.    At the election of the Administrator, shares of Common Stock acquired upon exercise of an Option may be (i) registered in book entry form on the registration books maintained by the Company’s transfer agent, (ii) certificated in the name of the Company and held by the Company as the nominee for the Participant, or (iii) registered in book-entry form in an account established on behalf of the Participant with a third-party brokerage firm. These shares shall be credited to the Participant’s Stock Account. A Participant shall have all ownership rights as to the shares credited to his or her Stock Account, and the Company shall have no ownership or other rights of any kind with respect to any such certificates or the shares represented thereby. The Company may enter into an arrangement with one or more third-party firms to administer the Stock Accounts of Participants.

7.2   Payroll Deductions; Dividends.

(a)Payroll Deductions.    By submitting a Request Form at any time before an Offering Period in accordance with rules adopted by the Administrator, an Eligible Employee may authorize a payroll deduction to purchase Common Stock under the Plan for any Offering Period. The payroll deduction shall be effective on the first pay period during the Offering Period commencing after receipt of the Request Form by the Administrator. The payroll deduction shall be in any whole dollar amount ($10.00 minimum) or percentage up to a maximum of twenty percent (20%) of such Employee’s Compensation payable each pay period, and at any other time an element of Compensation is payable. Notwithstanding the foregoing, the Committee may impose a maximum dollar limit for payroll deductions in any one Offering Period, subject to Section 6.2.

(b)Dividends.    Cash or stock dividends paid on Common Stock which is credited to a Participant’s Stock Account as of the dividend payment date may, at the election of the Company, be automatically reinvested in shares of Common Stock and credited to the Participant’s Stock Account or paid or distributed to the Participant as soon as practicable.

7.3   Automatic Exercise.    Unless the cash credited to a Participant’s Contribution Account is withdrawn or distributed as provided in Article VIII, his or her Option shall be deemed to have been exercised automatically on each Purchase Date, for the purchase of the number of full shares of Common Stock which the cash credited to his or her Contribution Account at that time will purchase at the Purchase Price. If there is a cash balance remaining in the Participant’s Contribution Account at the end of an Offering Period representing the exercise price for a fractional share of Common Stock, such balance may be retained in the Participant’s Contribution Account for the next Offering Period, unless the Participant requests that it be refunded, without interest. Any other cash balance remaining in the Participant’s Contribution Account at the end of an Offering Period shall be refunded to the Participant, without interest. The amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in Section 7.2 or the applicable limitations of Sections 6.2 or 6.3.

Except as provided in the preceding paragraph, if the cash credited to a Participant’s Contribution Account on the Purchase Date exceeds the applicable Compensation restrictions of Section 7.2 or exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Offering Period under the applicable limitations of Section 6.2 or Section 6.3, such excess cash shall be refunded to the Participant, without interest. The excess cash may not be used to purchase shares of Common Stock nor retained in the Participant’s Contribution Account for a future Offering Period.

Each Participant shall receive a statement on not less than an annual basis indicating the number of shares credited to his or her Stock Account, if any, under the Plan.

7.4   Listing, Registration, and Qualification of Shares.    The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Company of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.

ARTICLE VIII
DISCONTINUANCE, WITHDRAWALS AND DISTRIBUTIONS

8.1   Discontinuance.    A Participant may discontinue participation in an Offering Period and thereby discontinue his or her payroll deductions for an Offering Period by filing a new Request Form with the Administrator requesting a refund of amounts accumulated in his or her Contribution Account. This discontinuance shall be effective as soon as practicable, typically on the first pay period commencing at least 15 days after receipt of the Request Form by the Administrator. A Participant who discontinues his or her participation for an Offering Period may not resume participation in the Plan until the second following Offering Period (i.e., he or she may not participate in the Offering Period immediately following the one from which he or she discontinued participation).

Any amount held in the Participant’s Contribution Account for an Offering Period after the effective date of the discontinuance of his or her participation will be refunded to the Participant, without interest.

8.2   Withdrawal of Shares While Employed.    A Participant may, while an Employee of the Company or any Subsidiary, withdraw certificates for any whole number of shares of Common Stock credited to his or her Stock Account at any time, upon 30 days’ written notice to the Administrator. If a Participant requests a distribution of only a portion of the shares of Common Stock credited to his or her Stock Account, the Administrator will distribute the oldest securities held in the Participant’s Stock Account first, using a first in-first out methodology. The Administrator may at any time distribute certificates for some or all of the shares of Common Stock credited to a Participant’s Stock Account, whether or not the Participant so requests.

8.3   Leave of Absence; Transfer to Ineligible Status.    If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer eligible to participate in the Plan, the Participant shall cease to be eligible for payroll deductions to his or her Contribution Account pursuant to Section 7.2. The cash balance then credited to the Participant’s Contribution Account shall, at the election of the Participant, be —

(a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant’s written request received by the Administrator at least 30 days before the next Purchase Date; or

(b) if the Participant so requests or, in the absence of timely instructions from the Participant of a desire to receive cash under (a) above, held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 7.3.

If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under Section 4.3, or again becomes eligible to participate in the Plan, the Request Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new Request Form to resume participation in the Plan.

8.4   Termination of Employment for Reasons Other Than Death.    If a Participant terminates employment with the Company and its Subsidiaries for reasons other than death, the cash balance in the Participant’s

Contribution Account shall be returned to the Participant in cash, without interest, as soon as practicable. Certificates for the largest whole number of shares of Common Stock credited to his or her Stock Account shall be distributed to the Participant as soon as practicable, together with cash for any remaining balance.

8.5   Death.    In the event a Participant dies, the cash balance in his or her Contribution Account shall be distributed to the Participant’s estate, in cash, without interest, as soon as practicable. Certificates for the largest whole number of shares of Common Stock credited to his or her Stock Account shall be distributed to the Participant as soon as practicable, together with cash for any remaining balance.

ARTICLE IX
AMENDMENT AND TERMINATION

9.1   Amendment.    The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

(a) affect any right or obligation with respect to any grant previously made, unless required by law or deemed by the Committee to be necessary or desirable in order to enable the Company to comply with applicable securities laws or regulations, or

(b) unless previously approved by the stockholders of the Company, where such approval is necessary to satisfy applicable securities laws, the Code, or rules of any stock exchange on which the Company’s Common Stock is listed:

(1) in any manner materially affect the eligibility requirements set forth in Sections 4.1 and 4.3, or change the definition of Employer as set forth in Section 2.12, or

(2) increase the number of shares of Common Stock subject to any options issued to Participants (except as provided in Sections 5.2 and 5.3).

9.2   Termination.    The Plan will continue into effect for a term of ten years from the Effective Date unless earlier terminated by the Committee. The Committee may terminate the Plan at any time in its sole and absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in Section 5.1.

Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances then credited to Participants’ Contribution Accounts shall be distributed as soon as practicable, without interest.

ARTICLE X
MISCELLANEOUS

10.1   Registration and Expenses.    Whether registered in book entry form or represented in certificate form as provided in Section 7.1 (b), shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant or, if the Participant so indicates on the Request Form, (a) in the Participant’s name jointly with a member of the Participant’s family, with the right of survivorship, (b) in the name of a custodian for the Participant (in the event the Participant is under a legal disability to have stock issued in the Participant’s name), (c) in a manner giving effect to the status of such shares as community property, or (d) in street name for the benefit of any of the above with a broker designated by the Participant. No other names may be included in the Common Stock registration. The Company shall pay all issue or transfer taxes with respect to the issuance of shares of such Common Stock or the initial transfer of such shares to a brokerage account designated by the Company, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or initial transfer. Once the shares have been issued to the Participant or initially transferred to such brokerage account on behalf of the Participant, the Company shall bear no expense for further transfers or sale of the shares.

10.2   Employment Rights.    Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the

Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

10.3   Tax Withholding.    The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant’s Compensation to the extent the Administrator deems such withholding to be legally required.

10.4   Rights Not Transferable.    Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime.

10.5   No Repurchase of Stock by Company.    The Company is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

10.6   Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except to the extent such laws are preempted by the laws of the United States.

10.7   Indemnification.    To the extent allowable under applicable law, each member of the Committee and officers and employees of the Company shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense (including, but not limited to, attorneys fees) that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

The foregoing is hereby acknowledged as being the Superior Essex Inc. 2005 Employee Stock Purchase Plan as adopted by the Board on March 14, 2005 for submission to the stockholders for approval on May 3, 2005.

SUPERIOR ESSEX INC.

BY: /S/ Barbara L. Blackford

Barbara L. Blackford
Executive Vice President
General Counsel and Secretary

APPENDIX E

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SUPERIOR ESSEX INC.

SUPERIOR ESSEX INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:
That the name of the corporation is Superior Essex Inc.

SECOND:
That the amendment set forth below (the “Amendment”) was duly adopted pursuant to Section 242 of the Delaware General Corporation Law by the Board of Directors of the Corporation at a meeting duly called and held on                                 , 2004, and by the stockholders of the Corporation at a meeting duly called and held on                                 , 2005.

THIRD:
That the Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”) is hereby amended by deleting the first paragraph of Section 1(a) of Article Seventh in its entirety, and inserting in lieu thereof the following:
“1. (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of that number of members as shall be determined from time to time by resolution of the Board of Directors; provided, however, that the Board of Directors shall consist at all times of not less than one (1) nor more than fifteen (15) members; and provided, further, any reduction in the number of directors in any class as provided below shall not shorten the term of an incumbent director in that class. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Initially Class I shall consist of three (3) directors, one of whom shall be the Chief Executive Officer of the Corporation, Class II shall consist of two (2) directors and Class III shall consist of two (2) directors. Class I directors shall be initially elected for a term expiring at the 2004 annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the 2005 annual meeting of stockholders and Class III directors shall be initially elected for a term expiring at the 2006 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject to such incumbent director’s earlier death, resignation, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such directorship at a special meeting of stockholders, such directorship may be filled at such meeting only by the affirmative vote of the holders of a majority of the voting power of capital stock of the Corporation, voting as a single class. Any

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director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Directors may be removed only for cause by the affirmative vote of the holders of a majority in voting power of the Common Stock entitled to vote generally in the election of directors, voting as a single class.”

FOURTH:
That all other terms and provisions of the Charter shall remain unchanged.

IN WITNESS WHEREOF, I have made, signed, and sealed this Amended and Restated Certificate of Incorporation this          day of                                 , 2005.

Barbara L. Blackford
Secretary

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